SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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IBERIABANK Corporation

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NOTICE OF 2016 ANNUAL MEETING AND PROXY STATEMENT

IBERIABANK Corporation™

April 4, 2016

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 4, 2016, at 4: 00 p.m., Central Time.

The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2015. Directors, officers, and other associates of the Company, as well as representatives of the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs and encourages those entitled to vote at the Annual Meeting to take the time to do so. We hope you will attend the Annual Meeting. Whether or not you expect to attend, please vote your shares by signing, dating, and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will ensure that your shares are represented at the Annual Meeting.

Even though you execute this proxy, vote by telephone or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet), or by voting in person at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter and your continued support of and interest in IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd

President and Chief Executive Officer

Phone 337-521-4012 • FAX 337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 WEST CONGRESS STREET

LAFAYETTE, LOUISIANA 70501

Notice of Annual Meeting of Shareholders

to be Held on May 4, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 4, 2016, at 4: 00 p.m., Central Time, for the purpose of considering and acting on the following:

1.	Election of four directors, each for a three-year term expiring in 2019;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	Approval of the compensation of the Named Executive Officers;

4.	Approval of the proposed IBERIABANK Corporation 2016 Stock Incentive Plan; and

5.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 16, 2016, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

Robert B. Worley, Jr.

Secretary

Lafayette, Louisiana

April 4, 2016

Important Notice Regarding the Availability of Proxy Materials for the

2016 Annual Meeting of Shareholders to be held on May 4, 2016

This Notice and Proxy Statement, the Company’s 2015 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2015 are available electronically at http://www.iberiabank.com/globalassets/proxy-2016.pdf

Whether or not you expect to attend the Annual Meeting, please vote by Internet or telephone, or complete the enclosed proxy and return promptly in the postage–paid envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

2016 Proxy Statement i

ii	2016 Proxy Statement

IBERIABANK Corporation

Annual Meeting of Shareholders

May 4, 2016

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2016 Annual Meeting of Shareholders to be held on May 4, 2016, or at any adjournments or postponements thereof (the “Annual Meeting”). We sometimes refer to IBERIABANK Corporation in this Proxy Statement as “the Company,” “IBKC,” “we,” “us,” or “our.”

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically, or via the Internet) to the Secretary at or before the Annual Meeting, or by voting in person at the Annual Meeting.

This Proxy Statement was mailed to each shareholder of record at the voting record date, on or about April 4, 2016.

Introduction

This Proxy Statement provides an overview of matters that are very important to our shareholders and the continued success of our business. As described throughout this Proxy Statement, we made great progress in improving the financial performance and strength of our Company and, based on feedback from our shareholders, we made significant improvements in our executive compensation program and corporate governance matters. These enhancements were designed and implemented with a focus on improving future shareholder returns, ensuring alignment between performance and compensation, and adopting shareholder governance best practices consistent with our successful business model and risk tolerance.

In 2015, we reported record annual net income and record annual operating earnings per share for our common shareholders. We experienced significant growth in loans, deposits, and total assets, while maintaining our solid capital, asset quality, and liquidity positions. The “Compensation Discussion and Analysis” section of this Proxy Statement provides a summary of our results compared to peers. We also successfully completed three acquisitions, which added $3.1 billion in total assets and further enhanced our significant geographic diversification and the long-term value of our Company.

Geographic and business diversification is very important in the banking industry, and this was evident in 2015. Our overall financial results and the performance of many of our business units improved considerably during 2015 compared to 2014 despite negative economic headwinds. Unfortunately, the rapid decline in energy prices in 2015 negatively affected financial institutions based in energy-related markets. As a result, the price of our common stock declined with other financial institutions in those markets, and thus, negatively impacted our total shareholder return (“TSR”) despite our improved operating performance. Notwithstanding the near-term challenges associated with declining energy prices, we believe our successful business model continues to be strongly shareholder-focused, and we are uniquely well-positioned for future growth opportunities.

Our focus on continuous improvement in financial results over the last several years is similar to our focus on corporate governance and compensation matters, as evidenced by the following actions:

2008—Adopted over-boarding restrictions, board resignation policy, stock ownership guidelines, and director education programs;

2009—Established Board Risk Management Committee;

2011—Implemented annual voting on say-on-pay;

2012—Adopted majority voting policy for uncontested elections;

2013—Adopted compensation recovery (“claw-back”) policy, committed to de-clawing blank check preferred stock, and finalized our mandatory director retirement age policy;

2016 Proxy Statement 1

Introduction

2014—Restructured executive compensation programs to be more quantitative and less qualitative; introduced performance-based long-term incentives; modified compensation benchmarking; publicly disclosed incentive metrics; and commenced investor outreach.

We believe well-designed compensation programs strive to tie executive pay and performance through short-term and long-term incentives that are appropriately structured to manage the overall risk of the Company. Feedback from our recent shareholder engagement and outreach have led us to changes in our executive compensation program, including redesigning our short-term and long-term incentive programs, improving transparency associated with these programs, and providing greater weighting toward performance-based compensation. Despite the recent strong operating financial performance in 2015, executive salaries and targeted incentive programs were frozen at 2015 levels for the 2016 year, and realizable pay for 2015 was well below targeted pay opportunity.

In addition, our Board is focused on board refreshment and enhanced committee rotation; for the first time in four years, a new Board nominee is on the ballot for election at the Annual Meeting. We recently implemented corporate governance policy changes including raising stock ownership guidelines, prohibiting new 280G excise tax gross-ups, moving to “double-trigger” mechanisms in new change-in-control severance agreements, and restricting pledging of Company stock. We recognize the importance to our shareholders of appropriate risk management and Board independence.

This year, we are asking our common shareholders to vote on four important matters:

•	The election of four directors, three of whom are incumbent directors and one new nominee with significant financial experience;

•	The ratification of appointment of an independent registered public accounting firm;

•	The approval of compensation of our Named Executive Officers, or NEOs (also called “Say-on-Pay”); and

•	The approval of a proposed 2016 Stock Incentive Plan, which is important for our business model, has taken into account improvements based on investor feedback, and in our opinion is consistent with industry best practices. Details of the proposed 2016 Stock Incentive Plan are provided under Proposal IV “Approval of the IBERIABANK Corporation Stock Incentive Plan” and in Exhibit A to this Proxy Statement.

Our Corporate Governance Guidelines, Codes of Ethics, Conflicts of Interest Policies, and Board Committee charters are available on our website at www.iberiabank.com under “Investor Relations” and then “Corporate Governance”.

Importantly, we listen to our shareholders, we value your support, and we encourage you to share your opinions and suggestions with us. You can reach us by e-mail at investor@iberiabank.com, call us at 337-521-4012, or write to us at IBERIABANK Corporation, c/o Investor Relations, 200 West Congress Street, 12th Floor, Lafayette, LA 70501.

2	2016 Proxy Statement

Shareholder Outreach and Compensation Plan Changes

Shareholder engagement and outreach are integral parts of the Company’s investor relations philosophy, as shareholders provide us insight on a variety of topics, including operations, governance and compensation. We frequently receive feedback from our institutional investors through two primary channels—investor relations programs and investor outreach programs.

First, our leadership team meets with institutional investors throughout the year in various investor relations venues. In addition to discussing industry matters and the Company’s performance, investors provide feedback regarding the Company’s strategic direction, executive compensation, corporate governance, and industry best practices. Between January 1, 2014 and March 1, 2016, we:

•	Participated in 29 investor conferences (each of which entailed one day or two days of one-on-one meetings with investors);

•	Hosted 13 on-site investor field trips (each of which typically had 10 or more investor participants);

•	Engaged in 20 non-deal road shows or dinners (each with multiple investors and sponsored by buy-side equity research firms); and

•	Held a multi-faceted one-day investor-analyst day and luncheon attended by approximately 100 institutional investors.

Second, we proactively reach out to our largest institutional investors to engage in a dialogue between our shareholders and members of our Board’s Compensation Committee. Between January 1, 2014 and March 1, 2016, we reached out to 76 of our largest institutional shareholders to solicit their feedback regarding our executive compensation programs, board structure, financial performance, and corporate governance matters. Approximately 42% of our institutional investors responded to our inquiries and approximately two-thirds of the investors who responded were willing to engage in investor outreach meetings to provide feedback to members of our Board’s Compensation Committee. Shareholders provided diverse views regarding the importance of various compensation and governance matters, and were generally pleased with the strategic direction of the Company. While shareholders were generally supportive of the revisions to the compensation structure that were completed in 2014 and early 2015, we continued to hear the following themes related to our compensation programs:

•	Desire for greater annual incentive plan transparency;

•	Eliminate overlapping metrics used for multiple incentive programs;

•	Questions related to the use of asset growth as a performance metric;

•	Need for greater performance criteria in the long-term incentive plan;

•	Increase the level of stock ownership required for senior executives;

•	Desire for an anti-pledging policy for directors and executive officers; and

•	Implement a policy prohibiting excise tax gross ups in new change-in-control agreements.

In response to our 2015 “Say-on-Pay” vote where our executive compensation programs received favorable support from 69% of our voting shareholders, and feedback from proxy advisory services, we continued to modify and improve our compensation and corporate governance programs. Utilizing shareholder feedback from investor relations programs and investor outreach initiatives, the Compensation Committee, along with senior management, and in consultation with its new compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) adopted several program design changes to address concerns by shareholders for the Company’s 2016 executive compensation program. Design changes were put into place with the following goals:

•	Ensure each program’s transparency for participants and shareholders;

•	Strengthen alignment with shareholders’ interests;

•	Increase the proportion of performance-based pay;

•	Retain aspects of the current programs that have been effective and are familiar to participants;

•	Respond to regulatory expectations (in particular, ensuring our compensation programs do not incent excessive risk); and

•	Balance the objectives of our various constituencies, including our investors, regulators, clients, and associates.

2016 Proxy Statement 3

Shareholder Outreach and Compensation Plan Changes

In response to what we heard from our investors, we made the following executive compensation program changes for the 2016 performance period:

•	Base salaries for our Named Executive Officers were frozen at 2015 levels;

•	Target annual and long-term incentive values were frozen at 2015 levels;

•	Annual incentives were re-designed to improve transparency with clearly defined performance goals and specific weights and allocations;

•	Asset growth and operating Return on Tangible Common Equity (“ROTCE”) were eliminated as annual performance metrics;

•	Performance units that rely on the same measures used in the annual awards process were eliminated from the ongoing long-term incentive program;

•	Increased the performance-based share units portion of each NEO’s long-term incentive opportunity from 40% to 60% and reduced the time-based share portion from 45% to 30%;

•	Introduced a combination of absolute and relative ROTCE goals as well as relative TSR for the performance-based share units;
•	Revised stock ownership guidelines to increase the amount of shares the CEO must own from three times annual base salary to five times annual base salary, and for the other Named Executive Officers from two times annual base salary to three times annual base salary;

•	Adopted a policy that new change-in-control severance agreements providing for the payment of benefits following a change-in-control event will be “double-triggered”;

•	Adopted a policy that new change-in-control severance agreements will exclude any 280G excise tax provision; and

•	Adopted an anti-pledging policy such that subsequent to the date of adoption, directors and executive officers are prohibited from holding securities of the Company in a margin account or pledging such securities as collateral for a loan. Under certain circumstances, a waiver may be granted for the loan collateral restriction.

Please refer to “Compensation Discussion and Analysis” for more information.

4	2016 Proxy Statement

Questions and Answers

■	Who may vote?

You may vote if you were a holder of IBERIABANK Corporation (“IBKC” or the “Company”) common stock at the close of business on March 16, 2016, which is the record date of the Annual Meeting. Each share of common stock entitles its holder to one vote on each matter to be voted on at the Annual Meeting. Holders of our outstanding shares of preferred stock do not have voting rights at the Annual Meeting.

Participants in our Retirement Savings Plan (the “Plan”) will receive a Voting Authorization Form for the common stock owned through the Plan. If you hold shares as a participant in the Plan and you do not provide the Plan trustees with voting instructions on any matter (either by not returning a Voting Authorization Form or voting by phone or online or due to incomplete voting instructions) and you do not vote in person by attending the Annual Meeting, your shares will be voted in the same proportion as the shares for which voting instructions were provided by other participants. The Voting Authorization Form will serve as voting instructions for trustees of the Plan.

■	What may I vote on?

You may vote on:

•	The election of four nominees to serve as directors, for three-year terms expiring in 2019;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	Approval of the compensation of our Named Executive Officers;

•	Approval of a proposed IBERIABANK Corporation 2016 Stock Incentive Plan; and

•	Such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

■	How does the Board of Directors recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016;

•	FOR the approval of the Compensation of our Named Executive Officers; and
•	FOR the IBERIABANK Corporation 2016 Stock Incentive Plan.

■	If I am a shareholder of record of IBKC shares, how do I cast my vote?

If you are a holder of record of IBKC common stock, you may vote in person at the Annual Meeting. We will give you a ballot at the Annual Meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet, or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided;

•	To vote by proxy on the Internet, go to www.investorvote.com/ibkc to complete an electronic proxy card. You will need the 15-digit Control Number included on your proxy card; or

•	To vote by proxy over the telephone, dial 1-800-652-VOTE (8683) (the toll-free phone number listed on your proxy card under the heading “Vote by telephone”) using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 11: 00 a.m., Central Time, on May 4, 2016, to be counted.

You may vote on the Internet or by telephone any time prior to 1: 00 a.m., Central Time, on May 4, 2016.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

■	If I am a beneficial owner of IBKC shares held in street name, how do I vote?

If you are a beneficial owner of shares of IBKC common stock held in street name (i.e., your shares are held by a broker) and you received a printed copy of these proxy materials by mail, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a notice by

2016 Proxy Statement 5

Questions and Answers

mail, you should have received the notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction card or may vote by telephone or over the Internet as instructed by that organization in the voting instruction card. Beneficial owners that received a notice by mail from the record owner should follow the instructions included in the notice to view the Proxy Statement and transmit their voting instructions. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

■	May I change my vote?

If you are a holder of record of shares of IBKC common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Voting again by telephone or over the Internet;

•	Sending us a proxy card dated later than your last vote;

•	Notifying the Secretary of IBKC in writing; or

•	Voting at the Annual Meeting.

■	How many votes do the proposals need in order to be approved?

Directors are elected by a plurality of the votes cast (Proposal I). Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

Our Board has adopted a majority voting policy which applies to an uncontested election of directors. Under this policy, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election is required to promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Corporate Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This policy does not apply in contested elections. For more information, see “Proposal I

—Election of Directors—Majority Voting for Directors; Director Resignation Policy.”

The affirmative vote of a majority of the votes actually cast is required for: (i) ratification of the appointment of the independent registered public accounting firm (Proposal II), and (ii) the approval of the compensation of the Named Executive Officers (Proposal III), and (iii) the approval of the IBERIABANK Corporation 2016 Stock Incentive Plan (Proposal IV). Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal II, Proposal III and on Proposal IV. If you abstain from voting on Proposal II, III or IV, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for the proposal and will have no effect on the proposal.

If you are the registered holder of IBKC common stock and you sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” each of Proposals II, III and IV.

■	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your vote for the election of directors.

■	What are broker non-votes?

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds your shares (i.e., your shares are held in “street name”) and delivers this Proxy Statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal II is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with Proposal II. The other Proposals (I, III and IV) are matters we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions. Shares held in street name which have been designated by brokers as not voted (“broker non-votes”) will not be counted as votes cast. Broker non-votes, however, will be treated as shares present for purposes of determining a quorum. Brokers who are not members of the New York Stock Exchange may not be able to exercise discretionary authority with respect to even routine items depending on the rules of the exchange or market of which the broker is a member.

6	2016 Proxy Statement

Questions and Answers

■	How many outstanding shares of IBKC common stock are there?

At the close of business on March 16, 2016, which is the record date for the Annual Meeting, there were 41,232,182 shares of IBKC common stock, par value $1.00 per share, outstanding and entitled to vote.

■	What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on March 16, 2016, are entitled to notice of, and to vote at, the Annual Meeting.

■	Will my vote be confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

■	How will voting be conducted on other matters raised at the Annual Meeting?

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

■	Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Additional solicitations of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and other regular associates, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the distribution of proxy materials. We will pay Georgeson a fee of $8,500, plus customary costs and expenses for these services, and we will indemnify Georgeson against any losses arising out of Georgeson’s proxy solicitation services on our behalf. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others.

■	Where can I find the voting results of the Annual Meeting?

We will disclose voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting, which will also be available on our website.

■	When must shareholder proposals be submitted for the 2016 Annual Meeting?

Shareholder proposals submitted for inclusion in our 2016 Proxy Statement must have been received in writing by our Secretary no later than the close of business on December 11, 2015. Shareholder proposals submitted outside the process for inclusion in the Proxy Statement must have been received from shareholders of record no later than March 6, 2016.

■	I share an address with another shareholder, and we received only one paper copy of the proxy materials and 2015 Annual Report to Shareholders. How may I obtain an additional copy of the proxy materials and Annual Report?

A single Proxy Statement and 2015 Annual Report to Shareholders, along with multiple proxy cards representing each shareholder account, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-368-5948 or writing Computershare, P.O. Box 30170, College Station, TX 77842-3170. We will promptly deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered upon request to Computershare.

2016 Proxy Statement 7

Proposal I—Election of Directors

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the Annual Meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2019. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person. Shareholders are not entitled to cumulate their votes for the election of directors.

Our Bylaws currently provide for a Board of 11 persons. The eligibility-age limit under our Bylaws for the nomination and election of directors is 76 years. Rick E. Maples has been nominated by the Nominating and Corporate Governance Committee to succeed O. Miles Pollard, Jr., who will retire from the Board of Directors at the Annual Meeting.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee. At this time, the Nominating and Corporate Governance Committee knows of no reason why any of the nominees might be unable to serve, if elected.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks to nominate candidates with the diverse experiences and perspectives who have the ability to contribute to some aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board members. Each of the nominees listed below possesses these attributes.

Majority Voting for Directors; Director Resignation Policy

In 2012, the Board of Directors approved an amendment to our Corporate Governance Guidelines regarding majority voting for directors. The Board reviewed corporate governance developments and an interested shareholder proposal on the subject of majority voting in the election of directors. The Board concluded that when shareholder “WITHHOLD” votes exceed “FOR” votes with regard to a director nominee, the Nominating and Corporate Governance Committee and the Board should carefully consider and assess whether it would be appropriate for the director nominee to remain on the Board.

As amended, the Corporate Governance Guidelines provide that in an uncontested director election, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) would promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The current plurality vote standard will be retained for contested director elections (elections in which the number of director nominees exceeds the number of Board seats).

The Nominating and Corporate Governance Committee would promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board would act on the Committee’s recommendation within 90 days following certification of the shareholder vote.

If each member of the Committee received a Majority Withheld Vote at the same election, then the directors who did not receive a Majority Withheld Vote would consider the resignation offers and recommend to the Board whether to accept them. If three or fewer directors failed to receive a Majority Withheld Vote, all directors may participate in the action regarding the resignation offers. Any director who tenders his or her resignation pursuant to the Guidelines would not participate in the Committee’s recommendation or Board action regarding whether to accept his or her individual offer to resign. Thereafter, the Board would promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC.

8	2016 Proxy Statement

Proposal I—Election of Directors

A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of the Company’s website, at http://www.iberiabank.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES BELOW.

Nominees for Terms to Expire in 2019

Elaine D. Abell

• Resides in Lafayette, LA

• Director Since 1993

• 74 Years of Age

• Independent

• Committees: Board Risk, Investment and Nominating and Corporate Governance

Elaine D. Abell is an attorney and the President of the Board of Directors for Fountain Memorial Funeral Home and Cemetery.

Ms. Abell is very engaged in the community, where she currently serves on the Board of Directors for the Women’s Foundation of Acadiana (Past Chairman), the Lafayette Metropolitan Expressway Commission (Chairman), the University Medical Center Management Corporation (New Orleans Secretary/Treasurer), the LSU Research and Technology Foundation, LSU Honors College Advisory Council, the LSU Press and Southern Review Advisory Board, and the Board of Directors of the Lafayette Central Park.

She is Past Chairman and former member of the Louisiana State University Board of Supervisors, Louisiana State Mineral Board, the Community Foundation of Acadiana, and the Citizens Advisory Committee of the Metropolitan Planning Commission. Ms. Abell served on the Executive Committee of the Commission on Colleges (Southern Association of Colleges and Schools). She also served on the Council for a Better Louisiana Board, the Academy of the Sacred Heart Board of Trustees, a founding Board Member of Women’s and Children’s Hospital of Acadiana, and is a Leadership Louisiana Member. She has been on the Junior League of Lafayette Board, and was Past President of Southwest Louisiana Educational and Referral Center.

Ms. Abell has worked extensively with the Greater Lafayette Chamber of Commerce Board where she served on the Executive Committee. Her honors include induction into the Louisiana State University Alumni Association’s Hall of Distinction in 1997, designation in Women Who Mean Business (Times of Acadiana) in

2006, recipient of the Leah Hipple McKay Memorial Award for Outstanding Volunteerism presented by the Louisiana State Bar Association in 2007, recognition as a Louisiana Pathfinder in 2011 by the Women’s Summit, and recipient of the League of Women Voters of Lafayette “Making a Lifetime of Difference Award” 2015.

Ms. Abell’s legal experience, her community service and her contacts in markets served by IBERIABANK are among her qualifications to serve on the Board of Directors and provide significant value to the Board.

Angus R. Cooper II

• Resides in Point Clear, AL

• Director Since 2012

• 74 Years of Age

• Independent

• Committees: Audit, Investment and Nominating and Corporate Governance

Angus R. Cooper II is the Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, which is headquartered in Mobile, Alabama. Cooper/T. Smith Corporation is one of America’s oldest and largest stevedoring and maritime-related firms with operations on all three U.S. coasts, including the ports of New Orleans, Louisiana, Mobile, Alabama, and Houston, Texas, as well as foreign operations in Central and South America. The company has also diversified its business interests, including warehousing, terminal operations, tugboats, push boats and barging.

Mr. Cooper is a native of Mobile, Alabama. Mr. Cooper earned his Bachelor of Science degree from the University of Alabama in 1964. In 1995, he received the Transportation Award from the College of Commerce and Business Administration at the University of Alabama.

Mr. Cooper currently serves on the Board of Directors of the Coast Guard Foundation and Crescent Towing and Salvage Co., Inc. He formerly served on the Board of Trustees of The University of Alabama System. He is Vice President of the Crimson Tide Foundation and is a

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Nominees for Terms to Expire in 2019

member of the Chief Executives Organization, Inc. He is Chairman of the Senior Bowl, and of the Mobile Arts and Sports Association, and a member of the Mobile Area Chamber of Commerce, Mobile Carnival Association, Mobile Touchdown Club, Eastern Shore Art Association, New Orleans Business Council and the World Trade Center. Mr. Cooper is Honorary Chair for the Alabama Kidney Foundation. He was a former Co-Chairman of the Mobile Area United States Olympic Committee. In 2014 he was appointed to the Audubon Commission board. In 1998, he received the World Trade Club Award. In 2004, he received the Bank One Junior Achievement Award and, in 2005, he was chosen as a Role Model for the Young Leadership Council. He was named “Maritime Person of the Year 2005” by the Propeller Club of New Orleans. He also received the 14th International Maritime Hall of Fame Award in 2007. In 2009, Mr. Cooper was inducted into the Alabama Academy of Honor and in 2013 he was inducted into the Alabama Business Hall of Fame. He also formerly served as Chairman of the Board of Commissioners of the Port of New Orleans, and a Director of the Federal Reserve Bank, Alabama Dry Dock and Shipbuilding, Inc., Boy Scouts of America, Children’s Hospital, and Mississippi Valley Bulk Exporters Council. Mr. Cooper is a regional director for Who’s Who in U.S. Companies, World Presidents’ Organization, World Business Council and the Executive Hall of Fame.

Mr. Cooper previously served on the Board of Directors of Whitney Holding Corporation from 1994 until its merger in 2011 with Hancock Holding Company.

Mr. Cooper’s experience as the chief executive officer of a large and diversified international company, his insight into markets served by IBERIABANK, business background and relationships, and his knowledge of the banking industry are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

William H. Fenstermaker

• Resides in Lafayette, LA

• Director Since 1990

• 67 Years of Age

• Independent

• Committees: Compensation, Executive (Chairman) and Nominating and Corporate Governance (Chairman)

William H. Fenstermaker is Chairman of the Board of IBERIABANK Corporation and IBERIABANK.

Mr. Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, LLC., a

surveying, mapping, engineering and environmental consulting company that has been serving the oil and gas industry for over 65 years. He has been employed in this capacity since 1971, is responsible for the financial and operational stability of the company and also serves as Chief Risk Officer. The company is headquartered in Lafayette, Louisiana, with offices in Houston, Texas, New Orleans, Louisiana, Shreveport, Louisiana, Baton Rouge, Louisiana, San Antonio, Texas, Lake Charles, Louisiana, Cambridge, Ohio and Montrose, Pennsylvania. The geographical coverage of his company gives him additional insight and connectivity into communities IBERIABANK also serves. Mr. Fenstermaker’s experience in the energy industry provides IBERIABANK additional depth in a segment that we have targeted as a growth opportunity.

Mr. Fenstermaker is not only recognized as a leader in his field, but a leader in the state of Louisiana. Mr. Fenstermaker is a member of the World Presidents’ Organization, Chief Executives Organization, Committee of 100 for the State of Louisiana and the Phi Kappa Phi Honor Society. He serves on the Louisiana Board of Regents that coordinates all public higher education in Louisiana, and the Board of Trustees of Lafayette General Medical Center (as its Immediate Past Chairman), the largest full-service medical facility serving the Acadiana region. Mr. Fenstermaker also sits on the Board and is Past Chairman of the Louisiana Association of Business and Industry, Chairman of the University of Louisiana-Lafayette Foundation, Board of Directors and Past Chairman of the University of Louisiana Executive Advisory Council, Advisory Board of the Louisiana Geographical Survey, and the Board of Directors and Past Chairman of the Louisiana Oil and Gas Association and is a founder, Past Chairman, and Trustee of Blueprint Louisiana. The list of the key roles he has played with local non-profit, civic and business organizations is indicative of his commitment to the Lafayette community. His honors include Business Person of the Year (Times of Acadiana) in 1998, the Lafayette Civic Cup in 1999, the Boy Scouts of America Distinguished Citizen Award in 2001, and the Executive of the Year (Acadiana Business Magazine) in 2009. He also received an Honorary Doctorate of Science Degree from the University of Louisiana-Lafayette in 2003.

Mr. Fenstermaker’s business experience and relationships, his contacts in communities served by IBERIABANK and in the State of Louisiana, and his long-term relationship with and service to IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

10	2016 Proxy Statement

Nominees for Terms to Expire in 2019

Rick E. Maples

• Resides in Longboat Key, FL

• Proposed Director

• 57 Years of Age

• Independent

Rick E. Maples retired after 31 years at Stifel, Nicolaus & Company, Incorporated (“Stifel”) and became a Senior Advisor to Stifel Financial Corp. in January 2016. Headquartered in St. Louis, Missouri, Stifel Financial Corp. is a diversified financial services holding company that conducts business through several subsidiaries. Its primary broker-dealer subsidiary is Stifel, which is a full-service wealth management and investment banking firm. Mr. Maples joined Stifel in 1984 as part of its investment banking team, focusing initially on the real estate industry, and, in 1989, banking and financial services. In 1991, he became Stifel’s Head of Investment Banking. In 2005, with Stifel’s acquisition of Legg Mason Capital Markets, Mr. Maples became Co-Head of Investment Banking for the combined investment bank and maintained his role as Senior Managing Director, heading the Financial Institutions Group. He continued in that role until the end of 2015. In February 2013, Stifel acquired Keefe, Bruyette & Woods, Inc. (“KBW”), an investment banking firm specializing in investment banking services to the financial services industry, and merged its financial institutions group into KBW. At that time, Mr. Maples was named Executive Vice President and Co-Head of Global Investment Banking of KBW.

Mr. Maples’ investment banking experience includes involvement in a large number of capital-raising and merger and acquisition transactions for bank holding companies as well as other types of financial institutions. Those transactions have ranged in value up to $2.5 billion. Mr. Maples is frequently quoted in the American Banker and other financial services publications with respect to the market for raising capital and mergers and acquisitions.

Mr. Maples received a Bachelor’s of Science in Business Administration with a concentration in Accounting from the University of Alabama. Mr. Maples is a Certified Public Accountant and a Chartered Financial Analyst.

Mr. Maples’ investment banking experience and relationships, as well as his extensive insight into market conditions, mergers and acquisitions, and other topics impacting the financial services industry, are among his qualifications to serve on the Board of Directors and will provide significant value to the Board.

Directors Whose Terms Expire in 2018

Ernest P. Breaux, Jr.

• Resides in New Iberia, LA

• Director Since 1999

• 71 Years of Age

• Independent

• Committees: Investment (Chairman) and Nominating and Corporate Governance

Ernest P. Breaux, Jr. was the Chairman and Chief Executive Officer of Ernest P. Breaux Electrical, Inc., an electrical contracting company from 2005-2010 and a consultant to that company until 2013. The company, headquartered in New Iberia, Louisiana, specializes in all fields of electrical instruction. Mr. Breaux was also Chairman and Chief Executive Officer of Equipment Tool Rental and Supply, Inc., Iberia Investment Group, LLC, and Iberia Investments Land Holdings, LLC. In September 2010, Mr. Breaux retired.

A native of New Iberia, Louisiana, Mr. Breaux was heavily involved in the electrical industry and within the communities he served. He continues to be an active member of the Institute of Electrical and Electronic Engineers, Louisiana Engineering Society (Registered Engineer), Associated Builders and Contractors (Past President) and the Iberia Industrial Development Foundation (Past Chairman). He is also a past member of the National Joint Apprenticeship Training Committee, Education Industry and Business Council (Past Co-Chairman), State of Louisiana Licensing Board for Contractors, State of Louisiana Work Force Development (under Governor Mike Foster) and the Vision 2000 Commission (City of New Iberia, Louisiana). From January 2011 to December 2013, he was a member of the Finance Committee of the Community Foundation of Acadiana.

His honors include the Patterson Award as Outstanding Electrical Apprentice of Southwest Chapter of NECA (NJATC) in 1967, Merit Shop Man of the Year (Associated Builders and Contractors) in 1992, the Integrity Award (Lafayette Better Business Bureau) in 1997, Outstanding Service as Chairman of Education,

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Directors Whose Terms Expire in 2018

Industry and Business (Iberia Industrial Development Foundation) in 2001, Beam Club Award Recipient (ABC) in 2002 and the A.B. Paterson Medal for an Engineer in Management in 2005.

From 2001-2004, Mr. Breaux was Regional Operating Officer for Regions 1, 4 and Gulf Plains of Integrated Electrical Services, Inc. (“IES”). In August 2007, the SEC filed a complaint in the Southern District of Texas, Houston Division, against IES and certain of its former officers and associates, including Mr. Breaux. The complaint alleged that the former officers and associates aided and abetted IES’s violations of Sections 13(a) and 13(b) (2) (A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, and 13a-13 thereunder. On August 30, 2007, Mr. Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

Mr. Breaux’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Daryl G. Byrd

• Resides in New Orleans, LA

• Director Since 1999

• 61 Years of Age

• Not Independent

• Committees: Executive and Investment

Daryl G. Byrd is President and Chief Executive Officer of IBERIABANK Corporation and IBERIABANK headquartered in Lafayette, Louisiana. He also serves on the Board of Directors of each organization.

A native of Columbia, South Carolina, Mr. Byrd began his banking career with Trust Company Bank of Georgia (now SunTrust) in 1980. In 1985, he moved from North Carolina having worked for BB&T, to Louisiana to lead commercial lending activities for First National Bank of Lafayette, a subsidiary of First Commerce Corporation. In 1990, Mr. Byrd was named President and CEO of Rapides Bank and Trust Company in Alexandria, another subsidiary bank of First Commerce Corporation. In 1992, he moved to First National Bank of Commerce, the lead bank for First Commerce Corporation, as Executive Vice President in charge of the commercial banking and mortgage banking groups. During his tenure in New Orleans with First Commerce, he also managed the strategic development for multiple businesses and had responsibility for other business lines and support functions. Following the First Commerce/Bank One merger, Mr. Byrd was named President and CEO of Bank One, Louisiana, New Orleans region. He joined IBERIABANK Corporation and IBERIABANK in mid-1999.

From January 2011 until December 2013, Mr. Byrd was the Federal Advisory Council representative for the Sixth District of the Federal Reserve System and a member of the Federal Advisory Council, which is composed of 12 representatives of the banking industry and consults with and advises the Board of Governors of the Federal Reserve System on matters within the Board’s jurisdiction.

Some of Mr. Byrd’s current community and civic affiliations include Greater New Orleans Foundation, board member;

Eaglebrook School—Deerfield, Massachusetts, member board of trustees; Louisiana Association of Business and Industry, board member and executive committee member; The Order of St. John, member; Committee of 100, member; Tulane Business School Council, member; National WWII Museum, board; New Orleans Jazz Orchestra, board; New Orleans Museum of Art, board; The University of Alabama, Culverhouse College of Commerce, Board of Visitors, member; The University of Alabama Birmingham, Collat School of Business, Deans Advisory Council, member; Financial Services Roundtable, board, Mid-Sized Bank Group, board; and New Orleans Business Council, board member.

Mr. Byrd earned a Bachelor of Science degree in Business Administration from Samford University in 1976 and a Master of Business Administration degree from the University of Alabama at Birmingham in 1978.

Mr. Byrd’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial industries are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John N. Casbon

• Resides in New Orleans, LA

• Director Since 2001

• 67 Years of Age

• Independent

• Committees: Board Risk, Investment and Nominating and Corporate Governance

John N. Casbon serves as Executive Vice President of First American Title Insurance Company, a member of The First American Corporation (NYSE: FAF) family of companies. He has been associated with FAF for over 30 years.

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Directors Whose Terms Expire in 2018

A Florida native, Mr. Casbon graduated from Florida State University with degrees in both Real Estate Finance and Hotel Management and a major in marketing. As a community leader, he works to encourage businesses to assume pro-active civic roles for the betterment and improvement of New Orleans, Louisiana. He founded the New Orleans Police Foundation in 1995 for the purpose of linking businesses with the police department. He is Past Chairman of the Board of the Police Foundation. Mr. Casbon serves or has served on the boards of the American Land Title Association, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region and The New Orleans/River Region Chamber of Commerce. He is a member of the Louisiana World Presidents’ Organization. Mr. Casbon received the 1998 FBI Director’s Community Leadership Award for his role in creating and leading the New Orleans Police Foundation, and was also the recipient of the Anti-Defamation League’s 1998 A.I. Botnick Torch of Liberty Award. In 1999, he was awarded the Mayor’s Medal of Honor and in 2014 Mr. Casbon received the National Civil Rights Award from the National Urban League.

Mr. Casbon’s experience in the title insurance industry and his knowledge of and contacts in markets served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John E. Koerner III

• Resides in New Orleans, LA

• Director Since 2012

• 73 Years of Age

• Independent

• Committees: Audit, Board Risk and Nominating and Corporate Governance

John E. Koerner III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation, since 1995. From 1976 to 1995, he was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company.

Mr. Koerner has been a director of Lamar Advertising Company since 2007, and is a member of that board’s audit and nominating and corporate governance committees. He serves on a number of other business boards, including Geocent, LLC and Adaptive Wireless Solutions. Mr. Koerner was a director of Legg Mason, Inc. from 1990 to 2014.

Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana, of which he is Chairman of the Board of Trustees, and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002-2003 Chairman of the New Orleans Business Council.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of corporate governance matters.

Mr. Koerner’s professional background and civic board service are among his qualifications to serve on and add significant value to the Board.

Directors Whose Terms Expire in 2017

Harry V. Barton, Jr.

• Resides in Lafayette, LA

• Director Since 1993

• 61 Years of Age

• Independent

• Committees: Audit (Chairman), Executive and Nominating and Corporate Governance

Harry V. Barton, Jr. is the owner of Barton Advisory Services, LLC and Harry V. Barton CPA, LLC where he is a Registered Investment Advisor and Certified Public Accountant. In 2009, he earned the AICPA designation of Personal Financial Specialist. Mr. Barton has over 30 years of experience in the accounting industry. His expertise in the industry includes audit, review and compilation of financial statements, as well as the preparation of individual and corporate tax returns and tax planning for business and high net worth clients. He is also experienced in consulting and advising on business mergers and acquisitions.

A native of Baton Rouge, Louisiana, Mr. Barton is a graduate of the University of Louisiana at Lafayette where he earned his Bachelor of Science in Business Administration. He is a Member of the American Institute of Certified Public Accountants, Personal Financial Planning Section, Tax Section, State Society of Louisiana CPAs and the Greater Lafayette Chamber of Commerce. He has been a member of the State Society of Louisiana

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Directors Whose Terms Expire in 2017

CPAs Business Consulting and Personal Financial Planning Committees and served on the Board of the Lafayette General Hospital Membership Corporation. He has also served as past Chairman of the Community Foundation of Acadiana-Professional Advisors Sub-Committee.

Mr. Barton’s accounting, tax, and investment advisory experience, as well as his contacts in the local community, are among his qualifications to serve on the Board of Directors and as Chairman of the Audit Committee and provide significant value to the Board.

E. Stewart Shea, III

• Resides in New Iberia, LA

• Director Since 1990

• 64 Years of Age

• Independent

•Committees: Board Risk, Compensation (Chairman), Executive and Nominating and Corporate Governance

E. Stewart Shea, III is Vice Chairman of the Board of IBERIABANK Corporation and IBERIABANK. Mr. Shea has served on the IBERIABANK Board of Directors since 1990 and currently serves as Chairman of the Compensation Committee and Co-Chairman of IBERIABANK’s New Iberia Advisory Board.

Mr. Shea earned a Bachelor of Science degree in Construction Technology and a Masters degree in Business Administration from Louisiana State University. He began his career working for Houston-based M.W. Kellogg, a company specializing in heavy industrial construction. In 1975, he joined The Bayou Companies, LLC, a 65-year-old fourth generation family owned and operated business which provided various services to the domestic offshore and onshore gas pipeline industry, as well as, to international markets and which was headquartered at the Port of Iberia in New Iberia, Louisiana. In 1991, the company formed Bayou Coating, LLC, through a joint venture. This entity, headquartered in Baker, Louisiana, specialized in the application of external corrosion and internal flow assurance coatings to the domestic and international oil and gas pipeline markets. In 2005 Bayou acquired Commercial Coating Services International, based in Conroe, Texas; this company offered custom coating, field applied girth weld services and lubricity coatings for the expanded tubular market. During his last 15 years with the company, Mr. Shea served in the capacity of Managing Partner for all of the Bayou affiliated entities and also sat on the Board of Directors. The company was sold to a publicly traded company in February 2009 in an asset based transaction; Mr. Shea continues to manage the remaining stock company now known as Bayou Holdings Company, LLC, serving in the capacity of Managing Partner/President, and he sits on the Board. He is also actively involved in other investments.

Mr. Shea has been civically involved in the New Iberia and Acadiana communities and has served as past Chairman of The Iberia Industrial Development Foundation and the Port of Iberia Business Association; he has served on the Boards of Epiphany Day School, Catholic High School and the Community Foundation of Acadiana. Mr. Shea was on the Board of, and served as Chairman of, INGAA (Interstate Natural Gas Association of America), an organization comprised of pipeline companies that are in the business of transporting natural gas. Having 35 years of experience in owning and managing an oil and gas service company has given Mr. Shea additional insight and connectivity into the communities and markets that IBERIABANK serves.

Mr. Shea’s business experience and contacts both in the oil and gas pipeline industries and in the communities and markets served by IBERIABANK, as well as his long-term relationship with and service to IBERIABANK, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

David H. Welch

• Resides in Lafayette, LA

• Director Since 2005

• 67 Years of Age

• Independent

• Committees: Board Risk (Chairman), Compensation and Nominating and Corporate Governance

David H. Welch is Chairman of the Board, President and Chief Executive Officer of Stone Energy Corporation. He has served as President and Chief Executive Officer and a Director of Stone Energy since 2004 and as Chairman of the Board since 2012. Stone Energy is an independent oil and natural gas company engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties. Prior to joining Stone Energy, Dr. Welch worked for BP Amoco or its predecessors for 26 years, where his final role was Senior Vice President, BP America Inc.

Dr. Welch has an engineering degree from Louisiana State University and a doctoral degree in engineering and economics from Tulane University. He has completed the Harvard Business School advanced management program and executive development programs at Stanford Business School and Cambridge University.

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Directors Whose Terms Expire in 2017

Dr. Welch has served as Chairman of the Offshore Energy Center, Chairman of the Greater Lafayette Chamber of Commerce and 2011 Chairman of the United Way in Acadiana. He currently serves as an executive director of the National Ocean Industries Association, a trustee of The Nature Conservancy of Louisiana, a director of the Offshore Energy Center, a director of Louisiana Association of Business and Industry, a director of the Upper Lafayette Economic Development Foundation, and sits on the board of Lafayette Central Park. He also serves on the executive committee of the Board of Directors of the Acadiana Symphony Orchestra.

Dr. Welch’s experience and relationships in the energy industry, his experience as the chief executive officer and a director of another publicly traded company and his contacts in communities served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

2016 Proxy Statement 15

Corporate Governance

Board of Directors and Shareholder Meetings

The Board of Directors met 11 times during the fiscal year ended December 31, 2015. All directors attended at least 75% of the total of all meetings of the Board of Directors and assigned committees in 2015. We encourage directors’ attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2015 Annual Meeting of Shareholders.

Board Leadership Structure

Pursuant to our Bylaws, at the first meeting of each newly elected Board of Directors, or at such other time when there is a vacancy, the Board solicits input and nominations from its members and elects one of its members as Chairman to serve at the Board’s pleasure. The Chairman presides over each Board meeting and performs such other duties as may be incident to the office.

Although our Bylaws and Corporate Governance Guidelines would allow our Chairman to hold the position of Chief Executive Officer, it is the current policy of the Board to separate these offices. This separation allows our Chairman to maintain an independent role in management oversight. The Chairman of the Board also chairs the Nominating and Corporate Governance Committee.

Risk Management

Our Board of Directors recognizes that risk management is an enterprise–wide responsibility. Our Board assumes a significant role in risk management both through its actions as a whole and through its committees.

•	The Board Risk Committee assists the Board in fulfilling its responsibilities with respect to oversight of the Company’s enterprise risk management framework, including significant policies and practices used in managing strategic, credit, liquidity, market, operational, compliance, reputational, legal and certain other risks. The Board Risk Committee’s role and its relationship and interaction with the Board and other committees regarding risk oversight are more fully described under “Committees of the Board—Board Risk Committee” and “Committee Interaction.”

•	The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Audit Committee are more fully described under “Committees of the Board—Compensation Committee,” “Committee Interaction” and “Compensation Committee Report.”

•	The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Compensation Committee are more fully described under “Committees of the Board—Audit Committee” and “Committee Interaction.”

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

In addition, the Board of Directors and the CEO have appointed a Chief Risk Officer, who is an executive officer of the Company, to support the risk oversight responsibilities of the Board and its committees, and to oversee the corporation’s enterprise-wide risk management program, including various management committees. The Chief Risk Officer also manages a team of senior officers who are assigned responsibility for oversight of particular risks and serves as the chairman of the Management Risk Committee.

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Corporate Governance

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and clients; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Pollard, Shea, Welch and upon his election, Mr. Maples, are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present three times during the year ended December 31, 2015.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors’ committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana, 70501. Our

general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Board of Directors also has adopted a Code of Ethics and Conflicts of Interest Policy that applies to all officers, other associates and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Preferred Stock Issuance Representation

The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines, which outline the Board’s responsibilities and duties to our shareholders, associates and clients, and to the communities in which we do business, to ensure that we operate with the highest professional, ethical, legal and socially responsible standards. The Guidelines address a number of matters relating to our directors, including Board composition and qualifications, functions of the Board and committees of the Board.

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Corporate Governance

The Guidelines also address the following matters of corporate governance:

•	No director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

•	Directors are required to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances.

•	Employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

•	Specific Company stock ownership guidelines for directors, vice chairmen and senior executive vice presidents (which include all Named Executive Officers) have been established. These stock ownership guidelines are described in this Proxy Statement under “Compensation Discussion and Analysis—Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and senior executive officers are aligned with the interests of our shareholders.

•	The Company supports and encourages directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.
•	In an uncontested election of directors, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election shall promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This guideline does not apply in contested elections. For more information about this policy, see “Proposal I—Election of Directors—Majority Voting for Directors; Director Resignation Policy.”

In March 2016, the Board of Directors amended the Company’s Corporate Governance Guidelines, to include policies stating that, subsequent to March 28, 2016:

•	All new change-in-control severance agreements with senior executive officers and other associates providing for the payment of benefits following a change-in-control event will be “double-triggered.”

•	All new change-in-control severance agreements with senior executive officers and other associates will exclude any 280G excise tax provision.

In addition, in March 2016, the Board of Directors amended the Company’s insider trading policy to provide that, subsequent to the date of adoption, directors, executive officers and additional associates as may be designated by such policy are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Pledges of common stock in effect prior to the date of adoption are grandfathered.

A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

18	2016 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management

The following tables include, as of the record date (March 16, 2016), certain information as to the common stock beneficially owned by:

•	persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our common stock;

•	our directors;

•	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2015
Name and Address of Beneficial Owner	Amount	Percentage
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	2,706,779	6.58%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	2,099,933	5.10%
Dimensional Fund Advisors, LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	2,074,224	5.04%
(1)	As reported on Schedule 13G/A, dated as of February 10, 2016, and filed with the SEC on February 11, 2016, The Vanguard Group, Inc., a Pennsylvania corporation, has sole voting power with respect to 46,374 shares, sole dispositive power with respect to 2,661,205 shares, shared voting power with respect to 1,500 shares and shared dispositive power with respect to 45,574 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, LTD, each a wholly owned subsidiary of The Vanguard Group, are the beneficial owners of 44,074 shares and 3,800 shares, respectively, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

(2)	As reported on Schedule 13G, dated as of January 22, 2016 and filed with the SEC on January 28, 2016, BlackRock, Inc., a Delaware corporation, has sole voting power with respect to 2,021,726 shares and sole dispositive power with respect to 2,099,933 shares.

(3)	As reported on Schedule 13G, dated as of February 9, 2016, and filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP, a Delaware limited partnership, has sole voting power with respect to 2,031,885 shares and sole dispositive power with respect to 2,074,224 shares.

	Common Stock Beneficially Owned as of Record Date(1)(2)(3)(4)
	Amount		Percentage
Directors and Nominees:
Elaine D. Abell	54,491	(5)	*
Harry V. Barton, Jr.	29,971		*
Ernest P. Breaux, Jr.	30,248		*
Daryl G. Byrd	394,279	(5)(6)	*
John N. Casbon	12,523		*
Angus R. Cooper, II	43,200		*
William H. Fenstermaker	63,293	(5)(7)	*
John E. Koerner, III	7,700	(8)	*
Rick E. Maples	—		*
O. Miles Pollard, Jr.	11,913	(5)	*
E. Stewart Shea, III	84,045	(5)(9)	*
David H. Welch	10,476		*

2016 Proxy Statement 19

Stock Ownership of Certain Beneficial Owners and Management

	Common Stock Beneficially Owned as of Record Date(1)(2)(3)(4)
	Amount		Percentage
Named Executive Officers who are not directors:
Anthony J. Restel	83,754	(6)	*
Michael J. Brown	185,381	(6)	*
John R. Davis	107,282	(6)	*
Jefferson G. Parker	73,901		*
All directors and executive officers as a group (20 persons)	1,319,079	(6)	3.17%
*	Represents less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.

(2)	Includes shares of common stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares held under a power of attorney.

(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 233,361 shares by Mr. Byrd; 55,188 shares by Mr. Restel; 83,589 shares by Mr. Brown; 59,318 shares by Mr. Davis; 54,220 shares by Mr. Parker; and 574,375 shares by all directors and executive officers as a group.

(4)	Includes unvested restricted shares that may be voted by the following persons: 40,342 shares by Mr. Byrd; 10,440 shares by Mr. Restel; 13,791 shares by Mr. Brown; 9,857 shares by Mr. Davis; 15,419 shares by Mr. Parker; and 139,404 shares by all directors and executive officers as a group.

(5)	Includes the following shares of common stock pledged as security for loans from unaffiliated parties: Mr. Byrd—137,029 shares; Ms. Abell—11,259 shares; Mr. Fenstermaker—23,257 shares; Mr. Pollard—10,317 shares and Mr. Shea -10,778 shares.

(6)	Includes the following shares of common stock allocated to participants in the Retirement Savings Plan as of December 31, 2015: Mr. Byrd—11,520 shares; Mr. Restel—3,177 shares; Mr. Brown—4,011; Mr. Davis—2,413 shares; and all executive officers as a group 22,513 shares.

(7)	Includes 20,000 shares held by Fenstermaker and Associates, LLC and 2,451 shares held by William Fenstermaker’s Children’s Trust.

(8)	Includes 3,500 shares held by Koerner Capital, LLC.

(9)	Includes 66,669 shares held through the E. Stewart Shea III Delaware Trust and the E. Stewart Shea III Family LLC; as Managing Member of such limited liability company Mr. Shea exercises voting and dispositive authority of those shares and 4,147 shares held by Barbara B. Shea.

In addition to beneficial ownership of common stock, some of our executive officers hold shares of “phantom stock” that are not reported in the stock ownership table but represent additional financial interests that are subject to the same market risks as common stock. The value of these phantom shares is the same as the value of the corresponding number of shares of common stock. As of the record date, executive officers named in the stock ownership table hold a pecuniary interest in the following number of shares of phantom stock: 9,130 shares by Mr. Byrd; 2,674 shares by Mr. Restel; 3,497 shares by Mr. Brown; 2,674 shares by Mr. Davis; 5,008 shares by Mr. Parker; and 34,195 shares by all executive officers as a group.

Also not included in the beneficial ownership of common stock reported above are the restricted share units and performance units held by our executive officers that were granted in 2014, 2015 and 2016 and performance units that were granted in 2014 and 2015. The value of these units is the same as the value of the corresponding number of shares of common stock and is subject to the same market risks as common stock. These units are more completely described in the “Compensation Discussion and Analysis.” As of the record date, executive officers named in the stock ownership table hold the following restricted stock units: 41,255 units by Mr. Byrd; 10,806 units by Mr. Restel; 14,203 units by Mr. Brown; 9,895 units by Mr. Davis; 10,421 units by Mr. Parker; and 118,190 units held by all executive officers as a group, and the following number of performance units: 5,673 units by Mr. Byrd; 1,467 units by Mr. Restel; 1,974 units by Mr. Brown; 1,376 units by Mr. Davis; 1,451 units by Mr. Parker; and 16,302 units held by all executive officers as a group.

See “Compensation Discussion and Analysis—Stock Ownership Guidelines” regarding stock ownership guidelines for our directors and Named Executive Officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

20	2016 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports and representation of our directors, executive officers and greater than 10% shareholders, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during 2015.

2016 Proxy Statement 21

Committees of the Board of Directors

The Board of Directors of the Company has established six committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Board Risk Committee, the Executive Committee and the Investment Committee.

A link to the charter of each of these committees, except for the Executive Committee and the Investment Committee, can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Cooper, Koerner and Pollard. Each of the members of the Audit Committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that each of the Audit Committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our financial statements. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. The Audit Committee met eight times during 2015.

The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the internal audit process. Additionally, the Audit Committee has responsibilities with respect to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. The Audit Committee also monitors our compliance with legal and regulatory requirements.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2015. The Audit Committee will also pre-approve 2016 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which we or our subsidiaries are or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of our common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC). See “—Committee Interaction.”

While it is the responsibility of management and the Board Risk Committee to assess, manage and monitor the Company’s enterprise-wide exposure to risk, the Audit Committee will review in a general manner the guidelines and policies to govern the processes used by the Board Risk Committee and the management-level risk committee with respect to enterprise-wide risk management. See “—Committee Interaction.”

These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

22	2016 Proxy Statement

Committees of the Board of Directors

Nominating and Corporate Governance Committee

The independent members of the Board of Directors—Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Pollard, Shea and Welch—serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2015, the Nominating and Corporate Governance Committee held four meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

•	In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

•	In the case of new director candidates, the Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experiences and perspectives. In evaluating candidates, the Committee considers, among other things, diverse backgrounds, professional experience, education and community involvement, as well as racial and gender diversity. The Committee has not formalized this practice into a written policy.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting, if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

•	The name, age, business address and residence address of such person;

•	The principal occupation or employment of such person;

•	The class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and

•	Any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and as to the shareholder giving the notice:

•	The name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and

2016 Proxy Statement 23

Committees of the Board of Directors

•	The class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the 2016 Annual Meeting of Shareholders must have been received by us on or before March 6, 2016.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has four members and is chaired by Mr. Shea; the other members of the Committee are Messrs. Welch, Fenstermaker and Pollard. Each member of the Compensation Committee has been determined by our Board of Directors to meet NASDAQ, SEC and Internal Revenue Code independence criteria. The Compensation Committee met five times during 2015.

Compensation Committee Responsibilities and Authority. Our Compensation Committee, in consultation with our President and Chief Executive Officer (sometimes referred to as the “CEO”), is responsible for establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

•	Evaluating the performance of the CEO and establishing compensation awards for the CEO;

•	Monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

•	Reviewing and approving the design of compensation programs for key executives; and

•	Providing oversight of our general compensation programs and policies.

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and compensation recommendations to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs and oversees risk management with respect to our material incentive compensation arrangements. In addition, the Compensation Committee recommends to the full Board compensation for directors.

The Chair of the Compensation Committee works with the Director of Human Resources to set the meeting agenda for the Compensation Committee.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed and reassessed annually, and any proposed changes are recommended to the Board, to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation programs with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. The Compensation Committee Charter was reviewed and revised in January 2013. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. Through October of 2015, the Compensation Committee retained Towers Watson to serve as the independent executive compensation advisor. Beginning in November of 2015, the Committee engaged FW Cook to be the Committee’s independent advisor. During 2015, both advisors reported directly to the Compensation Committee and worked with management on behalf of the Committee as needed. In 2015, the Compensation Committee received independent advice from Towers

24	2016 Proxy Statement

Committees of the Board of Directors

Watson and FW Cook on various items, including refinements to the executive compensation peer group, competitive compensation benchmarking for our Named Executive Officers, and long-term incentive strategy. The decision to retain independent advisors is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee. The Committee assessed the independence of Towers Watson and FW Cook, taking into account related federal factors in accordance with SEC and NASDAQ rules and concluded that the work of Towers Watson and FW Cook did not raise any conflict of interest that would prevent them from independently advising the Committee.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that the advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to seek to achieve a proper alignment of compensation philosophies, programs and practices. The CEO, the Senior Executive Vice President of Communications, Human Resources and Facilities and the Director of Human Resources are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Risk. The Compensation Committee reviewed the relationship between our risk management and the incentive compensation provided to associates, including our Named Executive Officers and other executive and non-executive officers, and determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking. These conclusions were made after consultations with senior executive officers, the Director of Human Resources, the chairman of the Board Risk Committee (who is also a member of the Compensation Committee), and representatives of the Compensation Committee’s independent executive compensation advisor. See “—Committee Interaction.”

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of independent directors. During 2015, none of our executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity. None of the members of the Compensation Committee was an officer or other associate of our Company or any of our subsidiaries during 2015, or is a former officer or other associate of our Company or any of our subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with IBERIABANK, as described under “Certain Transactions.”

Board Risk Committee

The Board Risk Committee is a standing committee of the Board of Directors of the Company. The purpose of the Board Risk Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s enterprise risk management framework, risk appetite, risk exposure, risk governance, and significant policies. The members of the Board Risk Committee are Mr. Welch, who serves as Chairman, Ms. Abell and Messrs. Koerner, Casbon and Shea. The Board Risk Committee met eight times in 2015.

The primary purpose of the Board Risk Committee is to:

•	Monitor and review the enterprise risk management framework and risk management processes of the
Company, including the Company’s credit, operational, market, liquidity, legal, regulatory/compliance, and strategic/reputational risks;

•	Annually review and recommend to the Board for approval the Risk Appetite Statement and ensure management operates in alignment with the stated goals, objectives, and metrics;

•	Ensure that management establishes and supports an appropriate risk culture; and

•	Monitor risk management strategies and provide recommendations to the Board in order to effectively manage risk.

2016 Proxy Statement 25

Committees of the Board of Directors

The Board Risk Committee’s primary duties and responsibilities include:

•	Annually review and approve significant risk management policies of the bank, including the credit policy;

•	Review summary results and reports of the Company’s self-risk identification and assessment program. Review and discuss all key and emerging risks, along with management’s planned course of action for addressing such risks. Review other risks identified and deemed appropriate by the Chief Risk Officer;

•	Review summary reports regarding the Company’s risk appetite and associated metrics and tolerances;

•	Review the annual plan for the Company’s Loan Review program and receive regular Loan Review reports from the Director of Loan Review;

•	Review all decisions of the Management Risk Committee identified by the Chief Risk Officer as having potentially significant impact on the Company;

•	Periodically review regulatory findings and monitor management activities related to regulatory matters;

•	Annually review and assess the performance of the Chief Risk Officer, who reports to the Chief Executive Officer;

•	Regularly review information from the Chief Risk Officer and others as required by the Chief Risk Officer or the Board Risk Committee to discuss matters related to the management of credit risk, market risk, liquidity risk, operational risk, regulatory/compliance risk, legal risk, and reputational/strategic risk as appropriate; and
•	Periodically report to the Board on significant results of the foregoing activities as they relate to the Company.

The Board Risk Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all persons in the organization. The Board Risk Committee may retain, at the Company’s expense, such special consultants and experts as it deems necessary or appropriate to execute its duties.

At certain meetings, the Board Risk Committee meets without members of management present for the purpose of discussing matters independently from management. The Board Risk Committee meets privately at various times through the year with the Chief Risk Officer and such other officers as the Board Risk Committee deems appropriate to discuss any matters that the Board Risk Committee believes should be discussed.

The function of the Board Risk Committee is solely oversight; management is responsible for executing the Company’s risk management and credit origination processes. Each Board Risk Committee member is entitled to rely on persons and organizations within and outside the Company that provide information and advice to management and the Board Risk Committee and on the accuracy and completeness of this information and advice absent actual knowledge to the contrary.

The Board Risk Committee conducts its business pursuant to a written Board Risk Committee Charter adopted and reviewed at least annually by the Board of Directors. A link to the Board Risk Committee Charter can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Committee Interaction

In connection with the responsibilities of the Board Risk Committee, with respect to the relationship between the Company’s risk management and the incentive compensation provided to associates, including Named Executive Officers identified in this Proxy Statement and other executive and non-executive officers, the Compensation Committee determines whether incentive compensation programs encourage unnecessary and excessive risk taking. The Compensation Committee will seek to limit any unnecessary or excessive risks that these programs may pose to the Company, in order to avoid programs that might encourage such risks. The Board of Directors recognizes that information and reports prepared for and reviewed by the Compensation

Committee and the Board Risk Committee may each be relevant to the oversight and responsibilities of the other, and should be provided to the other, as appropriate.

In connection with the responsibilities of the Audit Committee with respect to compensation risk assessment, the Board of Directors recognizes that information and reports prepared for and reviewed by each of the Compensation Committee, the Audit Committee and the Board Risk Committee may be relevant to the oversight and responsibilities of the other committees, and should be provided to the other committees, as appropriate.

26	2016 Proxy Statement

Proposal II—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors, subject to shareholder ratification, currently intends to appoint the firm of Ernst & Young LLP, independent certified public accountants, to serve as our independent registered public accounting firm and to perform the audit of the financial statements for the fiscal year ending December 31, 2016, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

Audit Fees and Other Matters

Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2014 and 2015 consolidated financial statements contained in our

Annual Reports on Form 10-K and reviewed the financial statements contained in our Quarterly Reports on Form 10-Q for 2014 and 2015.

The following table discloses the aggregate fees for professional services performed by Ernst & Young LLP in fiscal years 2014 and 2015.

Fee Category	Fiscal Year 2014	% of Total	Fiscal Year 2015	% of Total
Audit Fees(1)	$1,778,229	88.0%	$2,324,084	91.6%
Audit-related Fees(1)	90,000	4.4%	65,000	2.6%
Tax Fees	151,442	7.5%	145,011	5.7%
All Other Fees(1)	1,995	0.1%	1,995	0.1%
Total Fees	$2,021,666	100%	$2,536,090	100%
(1)	Fees include reimbursement of expenses incurred.

Audit Fees—These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, comfort letters and consents, and accounting consultations that related to the audited financial statements and were necessary to comply with generally accepted auditing standards. The increase in fees in 2015 primarily related to registration statement fees, which increased $275,000 over 2014.

Audit-related Fees—These fees consist primarily of other audits and attest services, financial accounting, reporting and compliance matters.

Tax Fees—These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees—These are fees for all other permissible services that do not meet the above category descriptions.

2016 Proxy Statement 27

Proposal II—Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee or the Chairman of the Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

28	2016 Proxy Statement

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2015.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2015 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm is likely to provide the most effective and efficient services based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held eight meetings during fiscal year 2015.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC.

2016 Proxy Statement 29

Report of the Audit Committee

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. Subject to shareholder ratification, the Audit Committee currently intends to appoint the independent registered public accounting firm Ernst & Young LLP for the fiscal year ending December 31, 2016.

THE AUDIT COMMITTEE:

        Harry V. Barton, Jr., Chairman

        Angus R. Cooper, II

        John E. Koerner, III

        O. Miles Pollard, Jr.

30	2016 Proxy Statement

Proposal III—Approval of the Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail in the “Compensation Discussion and Analysis” we seek to closely align the interest of our Named Executive Officers with yours. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term goals, while at the same time avoiding unnecessary or excessive risk-taking. As previously described in the “Shareholder Outreach and Compensation Plan Changes” section, we have solicited shareholder feedback regarding our executive compensation program and have responded to that feedback with significant and meaningful change. We believe these program changes coupled with below target payouts for 2015 demonstrate the Committee’s commitment to strengthen the alignment between compensation outcomes and the shareholder experience.

We urge you to read the “Compensation Discussion and Analysis” and other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our Named Executive Officers as described in this Proxy Statement. The vote is advisory, which means that the vote is non-binding on the Company, our Board of Directors, or the Compensation Committee.

The Company’s management will present the following resolution to the meeting:

“RESOLVED. That the Company’s shareholders approve on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVES.

2016 Proxy Statement 31

Compensation Discussion and Analysis

References to “the Company,” “we,” “our” or “us” in this Compensation Discussion and Analysis means IBERIABANK Corporation and its subsidiaries, unless the context requires otherwise.

This Compensation Discussion and Analysis (“CD&A”) section explains the 2015 compensation program for the Company’s Named Executive Officers, or NEOs, whose compensation information is provided in the tables following this discussion, and how those decisions reflect the achievements of the Company’s 2015 performance and strategic objectives. The Company’s 2015 NEOs are listed below:

Daryl G. Byrd	President and Chief Executive Officer (“CEO”)
Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer
Michael J. Brown	Vice Chairman and Chief Operating Officer
John R. Davis	Senior Executive Vice President-Mergers and Acquisitions, Investor Relations, and Director of Financial Strategy
Jefferson G. Parker	Vice Chairman and Managing Director of Brokerage, Trust and Wealth Management

Executive Summary

The Company overhauled its executive compensation program in 2014 to achieve better alignment of executive pay with overall performance. The adjustments made to the compensation structure achieved their desired results; namely, transparency regarding compensation with a direct link to pre-established performance targets. In 2015, the performance of the Company relative to predetermined benchmarks resulted in a below target payout on annual awards and Performance Units earned in 2015 for our Named Executives Officers.

Despite favorable enhancements made to the executive compensation program in 2014 and 2015, which resulted in better alignment between pay and performance, the Compensation Committee remains unsatisfied with its most recent Say-on-Pay vote outcome and again sought shareholder feedback. As highlighted in the “Shareholder Outreach and Compensation Program Changes” section of this Proxy Statement, the Committee took this feedback into consideration and implemented significant changes to the 2016 compensation program. These enhancements are described in greater detail on the following pages, but before highlighting these changes, we thought it would be helpful to describe the Company’s recent business performance and demonstrate the linkage between 2015 performance and pay outcomes.

Business Highlights

We are pleased to share with you some of our significant accomplishments in 2015:

•	Returned $55 million, or 38% of net income, to shareholders through dividends.

•	Increased tangible book value per share by 3%, to $40.35.

•	Generated a 12% annual increase in diluted earnings per share, to $3.68.

•	Increased net income 36%, to $143 million.

•	Acquired, converted and assimilated three banks with total assets of $3.1 billion.

•	Increased average total loans by $2.8 billion, or 27%, to $13.3 billion.

•	Achieved record average deposits of $15.2 billion, with a $3.5 billion, or 30% increase, over 2014.

•	Grew average non-interest-bearing deposits by $1.1 billion, or 37%.

•	Maintained strong legacy credit quality, with only $10 million in net charge-offs, or 0.09% of average loans.

•	Increased non-interest income by $47 million, or 27%.

•	Non-interest expenses remained well-controlled as our efficiency ratio improved 6%, to 71% in 2015.

32	2016 Proxy Statement

Compensation Discussion and Analysis

•	Raised $76 million from the sale of preferred stock to diversify capital mix and improve overall capital ratios.

•	Maintained a tangible common equity ratio of 8.86%.

•	Experienced a 20% positive TSR for the three-year period ended December 31, 2015, which includes share price appreciation and dividends paid on our common stock, despite significant headwinds resulting from falling energy prices, which began in October, 2014.

2015 Relative Performance Snapshot

For purposes of these charts, peer average is the average of the relevant metric for the Company’s peer group. The peer group is listed in the “Competitive Benchmarking” section of this CD&A.

Source: SNL Financial LC

Energy Prices and Our Stock Price

Despite the Company’s strong operating performance, since October 2014, our stock price has been negatively impacted by the dramatic decline in energy prices, the most profound of which was the decline in the price of oil. The rapid decline in oil prices has resulted in significant loss of share price for those banks who we consider Energy Peers (as defined below) based on the composition of their loan portfolio and/or geographic location. The stock price decline of Energy Peers and the price of oil has been highly correlated since October 2014. We believe that our geographic diversification will limit the impact of a continued slump in oil prices on our overall performance relative to Energy Peers; nevertheless, the current market has essentially priced our Company’s stock and the stock of other Energy Peers in the same way. The Energy Peers differ from our compensation benchmarking peer group, as detailed in the “Competitive Benchmarking” section of this CD&A. The Energy Peers are used for performance comparison only.

2016 Proxy Statement 33

Compensation Discussion and Analysis

Source: SNL Financial LC

Note: For purposes of this comparison, “Energy Peers” consist of the following:

Company
BOK Financial Corp.	Independent Bank Group, Inc.
Cullen/Frost Bankers, Inc.	Legacy Texas Financial Group, Inc.
Comerica, Inc.	MidSouth Bancorp, Inc.
First Financial Bankshares, Inc.	Prosperity Bancshares, Inc.
Green Bancorp, Inc.	Southside Bancshares, Inc.
Hancock Holding Co., Inc.	Texas Capital Bancshares, Inc.
Hilltop Holdings, Inc.	Zions Bancorporation

Alignment Between Pay and Performance

Despite many operational accomplishments, our share price was down for the year (a decline of 15% from December 31, 2014 to December 31, 2015).

•	Although TSR was positive over the past three-year period, performance, especially in 2015, was disappointing.

•	Cumulative TSR for the three-year period was 20%; 2015 TSR was -13%.

•	Performance below expectations on select key performance measures, as shown in the “Annual Awards and Performance Units Results for 2015” section, correlated to a below-target payout on the annual incentive plan as well as the performance units awarded to NEOs in 2015.

34	2016 Proxy Statement

Compensation Discussion and Analysis

•	The decline in the realizable value of pay is aligned with the decline in the stock price over 2015, as well as performance below target on certain key performance measures, demonstrating the strong alignment of pay to performance within our compensation programs.

(1)	Opportunity (target pay) includes base salary, target annual cash incentive, the target grant date value of Performance-Based RSUs and Performance Units (granted on February 20, 2015 at a price of $62.57), the target number of Restricted Shares (granted on February 20, 2015 at a price of $62.57) and the Black-Scholes value at time of grant of the Stock Options (granted on February 20, 2015 at a price of $62.57).

(2)	Realizable pay includes actual base salary and cash incentives earned in 2015, the target value of Performance-Based RSUs and Performance Units (as of December 31, 2015 at a price of $55.07), the target number of Restricted Shares (as of December 31, 2015 at a price of $55.07) and the current, in-the-money value of Stock Options (which was $0 as of December 31, 2015).

2016 Proxy Statement 35

Compensation Discussion and Analysis

Executive Compensation Program Changes

In response to the shareholder advisory vote on the compensation of our NEOs (commonly known as “Say-on-Pay”) at our 2015 Annual Meeting of Shareholders, at which 69% of the common shares voting approved our executive compensation program, we engaged in a holistic review of our executive compensation program. Key elements of this review included:

•	Continued discussions between Mr. Shea, Chairman of the Compensation Committee, and our major shareholders to understand their compensation preferences;

•	Engagement with a new, independent executive compensation advisor and consideration of advice from the consultant;

•	Analysis of market practices among companies in our peer group; and

•	Discussions around best practices and market trends relating to compensation program design.

As a result of this review process, changes were made to the executive compensation program in 2015, however the majority of changes were incorporated into the 2016 compensation programs. While changes to the 2016 pay program are not required to be disclosed in full until the 2017 proxy statement, the Committee believes it is important to summarize these changes now to demonstrate responsiveness to shareholder feedback. A summary of key changes include:

Desired Principle/ Outcome	Key Changes
Alignment between performance results and executive pay

Overall Compensation Levels:

✓     2015 annual incentive performance unit payouts were 75.8% of target for our NEOs, demonstrating alignment between the Company performance results and executive pay outcomes

✓     2016 target compensation levels, including base salaries and annual and long-term incentive targets, were held flat

Improve transparency and strengthen alignment with financial results and annual incentive award payouts

Annual Incentives:

✓     For 2015, key performance measures were identified, performance targets were established, and specific weights were calculated in order to determine annual incentive payouts

✓     For 2016, additional progress was made around performance metric selection, design clarity and goal setting.

*   Two performance measures used in 2015 were eliminated in 2016 (i.e., Average Balance Sheet Growth, Operating Return on Tangible Common Equity)

•  Average Balance Sheet Growth was eliminated due to comments provided during our investor outreach.

•  Operating Return on Tangible Common Equity was eliminated from annual incentives as it is now a component in the long-term incentive plans in 2016.

*   One earnings measure constitutes 50% weight while two credit measures comprise the remaining 50% of the annual incentive opportunity. These metrics were chosen to balance the need to measure profitable growth with credit quality.

*   In the first quarter of 2016, the Committee approved a specific performance range for each measure, including Threshold, Target and Maximum performance goals.

36	2016 Proxy Statement

Compensation Discussion and Analysis

Desired Principle/ Outcome	Key Changes
	2015		2016
	Performance Measure	Weight	Performance Measure	Weight

	Operating Earnings	30%	Operating Earnings	50%
	Balance Sheet Growth (Avg Assets)	10%	Balance Sheet Growth (Avg Assets)	-
	Operating Return on Tangible Common Equity	30%	Operating Return on Tangible Common Equity	-
	Annual Net Charge-Offs to Average Loans	15%	Annual Net Charge-Offs to Average Loans	25%
	Legacy Non-Performing Assets to Total Assets	15%	Legacy Non-Performing Assets to Total Assets	25%

Adopt more long-term focused performance metrics to encourage long-term value creation

Long-Term Incentives (“LTI”):

✓       All changes to the LTI plans were implemented in 2016.

✓       In response to shareholder feedback, the Performance Units that constituted 20% of the LTI award and were earned for achievement of the same performance measures used in the annual incentive plans were eliminated for 2016.

✓      The existing allocation between Performance-Based RSUs, restricted stock and stock options was modified to significantly increase the allocation to performance-based awards:

*   Performance-Based RSUs weighting was increased to 60%;

*   Stock option weighting was decreased to 10%; and

*   Restricted stock weighting was decreased to 30%.

	2015		2016
	LTI Vehicle	Weight	LTI Vehicle	Weight

	Performance-based RSUs	20%	Performance-based RSUs	60%
	Performance Units	20%	-	-
	Stock Options	15%	Stock Options	10%
	Restricted Stock	45%	Restricted Stock	30%

The table below demonstrates the Company’s strong commitment to ensuring long-term compensation opportunities for senior executives, including NEOs, are aligned with long-term performance and shareholder interests.

Long-Term Incentive Structure-Equity Mix
Equity Type	2013	2014	2015	2016

Performance-based RSUs	0%	20%	20%	60%
Performance Units	0%	20%	20%	0%
Restricted Stock	90%	45%	45%	30%
Stock Options	10%	15%	15%	10%

Align financial interests between NEOs and shareholders

Stock Ownership:

✓       For 2016, the CEO’s stock ownership requirement has been increased from 3x his base salary to 5x his base salary.

✓       Other NEOs have had their stock ownership requirements increased from 2x base salary to 3x base salary.

✓       All NEOs, including the CEO, are currently in compliance with the new stock ownership requirements.

2016 Proxy Statement 37

Compensation Discussion and Analysis

Key Features of Our Executive Compensation Program

WHAT WE DO

✓	Use of performance based equity
New for 2016: 60% of the LTI awards are delivered via 3-year performance shares

✓	Meaningful stock ownership guidelines
New for 2016: We have increased the required stock ownership guidelines for senior executives including: CEO = 5 times base salary and other NEOs = 3 times base salary

✓	We have compensation recovery (clawback) policies that pertain to our incentive plans
✓	We award certain incentive compensation intended to qualify as performance-based compensation under Section 162(m)

✓	We retain an independent compensation consultant

✓	We listen to and engage with our shareholders

✓	We have annual advisory votes on executive compensation

WHAT WE DON’T DO

×	We do not provide excise tax gross ups on new change-in-control agreements

×	We do not provide new Single Trigger change-in-control payments on new severance agreements

×	We do not allow hedging of Company stock

×	Pledging
Beginning in March 2016: We do not allow executives or directors to pledge Company shares. Current pledges are grandfathered.

×	We do not allow repricing of underwater stock options (including cash-outs)
×	We do not provide excessive executive perquisites

×	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies

×	We do not base incentive compensation on a single performance metric

×	We do not have guaranteed minimum payouts

×	We do not pay dividend equivalents on stock options or unearned performance shares

PAY FOR PERFORMANCE PHILOSOPHY

Philosophy and Objectives of our Executive Compensation Program

The Compensation Committee’s general philosophy is that all elements of target compensation (e.g., base salary, target annual incentive award opportunity, and target long-term incentive award opportunity) should be based on competitive market data, with incentive compensation targeted at the median of similarly situated executives among our peer group or other relevant industry benchmarks. The competitive positioning of target compensation levels for individuals may vary above or below the median based on individual, executive-specific factors such as tenure, experience, and proficiency in role or criticality to the Company. The Compensation Committee’s objective is to provide a program that:

•	Attracts and retains high performing executives;

•	Has a significant portion of pay tied to business performance;
•	Aligns compensation with shareholder interests while rewarding long-term value creation;

•	Discourages excessive risk-taking by rewarding both short-term and long-term performance;

•	Reinforces high ethical conduct; and

•	Maintains flexibility to respond to industry dynamics.

Unlike target compensation levels, which are set by the Compensation Committee near the beginning of the year, actual compensation is a function of our operational, financial, and stock price performance, as reflected through annual incentive payouts and the value of all long-term incentive awards at vesting. Actual compensation is intended to vary above or below target levels commensurate with our performance.

38	2016 Proxy Statement

Compensation Discussion and Analysis

Compensation Mix

Our strategy for compensating our NEOs and other associates has been based on programs that emphasize performance-based variable compensation. The Compensation Committee continues to monitor the Company’s executive compensation programs and identify potential refinements. During 2015, the Compensation Committee approved the following incentive plan designs for our NEOs, which included:

•	Annual Incentive Awards: a balanced, performance scorecard that rewards profitable growth while maintaining asset quality.

•	Long-Term Incentive Awards: three-year performance-based RSUs that reward NEOs for increasing Operating EPS and increasing relative TSR versus peer banks.

The Company’s emphasis on performance-based compensation is best illustrated by the mix of 2015 compensation for NEOs which was as follows:

This illustrates that the majority of our NEO’s total direct compensation package is variable pay. Furthermore, it also shows our emphasis on long-term incentive compensation over short-term (annual) incentive compensation.

DECISION MAKING PROCESS

Role of Compensation Committee

The Compensation Committee administers the Company’s compensation program for the President and CEO and other NEOs. The Compensation Committee’s authority and responsibilities are set forth in its charter and include, but are not limited to:

•	Reviewing and approving the compensation for the President and CEO, and other executives;

•	Selecting and approving the performance metrics and goals for all executive officer compensation programs and evaluating performance at the end of each performance period; and

•	Approving annual incentive award and long-term incentive award opportunities.

In making compensation decisions, the Compensation Committee uses multiple resources and tools, including the services of its independent compensation advisor.

Compensation Decisions for the Named Executive Officers

Individual compensation decisions (base salary adjustments and incentive awards) for all NEOs are based upon operating performance, achievement of strategic initiatives and individual performance. The Committee, in its sole discretion, determines any salary adjustments and approves the annual and long-term incentive awards for the President and CEO.

2016 Proxy Statement 39

Compensation Discussion and Analysis

Independent Compensation Consultant

The Compensation Committee recognized that additional changes to the Company’s compensation practices would be needed, and engaged FW Cook in November 2015 to assist with an overall review of the Company’s compensation philosophy, programs and practices.

In its role as the Committee’s independent advisor, FW Cook attends Committee meetings and advises on matters including compensation program design, competitive benchmarking and relative pay for performance. FW Cook also provides market data, analysis and advice regarding compensation of our NEOs and other executive officers. FW Cook does not provide any services to the Company other than executive compensation consulting services to the Committee.

Competitive Benchmarking

Annually, the Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data.

The Committee also considers analysis from a comprehensive total compensation study, which delineates each compensation element for NEOs, competitive benchmarking, and other analysis, as further described below.

Individual Performance			Company Performance		Intangibles
•	NEO’s contributions to the development and execution of our business plans and strategies (including contributions that are expected to provide substantial benefit to the Company in future periods)	•	Overall financial performance of the Company, including balance sheet growth (assets), operating return on tangible common equity, operating earnings per share, credit related metrics and relative total shareholder return	•	Demonstrated commitment to the Company’s core values:
				*	Leadership ability;
				*	Teamwork;
				*	Client focus;
				*	Shareholder focus; and
				*	Ability to attract, retain and develop talent.
•	Performance of the NEO’s department or functional unit

•	Level of responsibility

During 2015, the Compensation Committee worked with the Committee’s independent compensation consultants to review and define an appropriate peer group of publicly traded commercial bank holding companies. As a result of this review and selection process, the Committee removed two bank holding companies as peers (South State Corporation, which was less than half of the Company’s asset size in 2015, and Susquehanna Bancshares, Inc., which was acquired on July 31, 2015) and four bank holding companies were added as peers (Associated Banc-Corp, MB Financial, Inc., Umpqua Holding Corporation and Webster Financial Corporation). The bank holding companies in the peer group were as follows:

Dollars in billions
Bank Holding Company	Total Assets At 12/31/15	Bank Holding Company	Total Assets At 12/31/15
Associated Banc-Corp	$27.7	Old National Bancorp	$12.0
BancorpSouth, Inc.	$13.8	Prosperity Bancshares, Inc.	$22.0
Commerce Bancshares, Inc.	$24.6	Texas Capital Bancshares, Inc.	$18.9
Cullen/Frost Bankers, Inc.	$28.6	Trustmark Corporation	$12.7
F.N.B. Corporation	$17.6	UMB Financial Corporation	$19.1
First Horizon National Corporation	$26.2	United Bankshares, Inc.	$12.6
FirstMerit Corporation	$25.5	Umpqua Holding Corporation	$23.4
Hancock Holding Company	$22.8	Valley National Bancorp	$21.6
Investors Bancorp, Inc.	$20.9	Webster Financial Corporation	$24.7
MB Financial Inc.	$15.6	Wintrust Financial Corporation	$22.9

Peer Group Average	$20.7

IBERIABANK Corporation	$19.5

40	2016 Proxy Statement

Compensation Discussion and Analysis

The Company’s period-end total assets were 6% less than the peer average at December 31, 2015.

In addition, the Compensation Committee reviewed compensation survey data for national commercial banking companies as provided by the independent compensation consultant. All of this national survey data was size-adjusted to reflect commercial banks with approximately $15.5 billion in assets, which was the approximate size of the Company at the time of the compensation review. This national industry perspective provides the Compensation Committee with both a broader view of the executive labor market and additional context from which to evaluate the competitiveness of the Company’s compensation program.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The purpose and key characteristics of each element of our 2015 executive compensation program are summarized below:

Element	Purpose	Key Characteristics

Base Salary	Represents each NEO’s base level of responsibility, leadership, tenure, qualifications, and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry.	Fixed compensation that is reviewed annually and adjusted if and when appropriate.

Annual Incentive Awards	Motivates NEOs to achieve our short- term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions.	Variable performance-based annual cash award. Awards are based on achieving pre-established performance goals.

Performance-Based RSUs	Motivates NEOs to achieve our business objectives by tying incentives to our financial and key operational metrics over the performance period while continuing to reinforce the link between the interests of our NEOs and our shareholders.	Variable performance-based long-term award. The ultimate number of units earned is based on the achievement of relative total shareholder return and operating earnings per share performance goals over a three-year performance period.

Performance Units	Motivates NEOs to achieve our short- term business objectives that drive long-term performance by tying incentives to our financial and key operational metrics over the performance period, as well as to the performance of our common stock.	Variable performance-based cash award. These units are tied to the achievement of specific annual performance metrics and vest 33% per year based on achievement of performance goals.

Restricted Stock	Motivates NEOs to achieve our business objectives by tying incentives to the performance of our common stock over the long-term; reinforces the link between the interests of our NEOs and our shareholders; motivates our NEOs to remain with the Company.	Long-term restricted stock award with a ratable vesting period over three years. The ultimate value realized varies with our common stock price.

2016 Proxy Statement 41

Compensation Discussion and Analysis

Element	Purpose	Key Characteristics

Stock Options	Motivates NEOs to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term; reinforces the link between the interests of our NEOs and our shareholders.	Long-term option award with an exercise price equal to the fair market value on the date of grant and a ratable vesting period over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price.

Other Compensation	Provides benefits that promote employee health and work-life balance, which assists in attracting and retaining our NEOs.	Indirect compensation element consisting of health and welfare plans and minimal perquisites.

Post-Termination Compensation and Benefits	Agreements that attract and retain executives, promote continuity in management and promote equitable separations between the Company and its executives.	Indirect compensation elements related to employment contracts as well as Change in Control Severance Agreements.

Base Salary

We view annual base salary as an important component of compensation for attracting and retaining executive talent. Annual base salaries serve as the foundation for our employee pay structure. Executive base salaries are set after considering factors including external market competitiveness, individual performance and internal equity. Prior to determining the base salary for each NEO, the Compensation Committee evaluates the results from the comprehensive total compensation study, along with competitive benchmarking discussed in this Compensation Discussion and Analysis.

After reviewing the total compensation targets for our NEOs against market peers, the Compensation Committee approved the following 2015 NEO base salary amounts with an effective date of March 2, 2015.

Named Executive Officer	2014 Base Salary	2015 Base Salary	% Increase
Daryl G. Byrd	$1,043,000	$1,095,150	5.0%
Anthony J. Restel	$490,000	$525,000	7.1%
Michael J. Brown	$605,000	$625,000	3.3%
John R. Davis	$460,000	$475,000	3.3%
Jefferson G. Parker	$485,000	$500,000	3.1%

The base salaries paid to each NEO in 2015 are disclosed in the Summary Compensation Table.

Base salaries in 2016 for the NEOs, including the CEO, were not increased and remain at 2015 levels:

Named Executive Officer	2015 Base Salary	2016 Base Salary	% Increase
Daryl G. Byrd	$1,095,150	$1,095,150	-%
Anthony J. Restel	$525,000	$525,000	-%
Michael J. Brown	$625,000	$625,000	-%
John R. Davis	$475,000	$475,000	-%
Jefferson G. Parker	$500,000	$500,000	-%

42	2016 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Awards

The annual incentive award program focuses executive officers on key operating drivers of long-term success and strikes a balance between profitable growth and return. The Compensation Committee approves specific targets for each performance metric and evaluates performance against these targets. All executive officers have a target award opportunity, as well as a maximum award, that may be paid under the annual incentive award program.

During the first quarter of 2015, the Compensation Committee established the target percentage of base salary for each of the NEOs. The Committee used the 2015 base salary in calculating the annual incentive award payments. The following chart shows the range of annual incentive award opportunities expressed as a percentage of base salary for the NEO.

	Target Bonus Opportunity
Named Executive Officer	% of salary	$
Daryl G. Byrd	90%	$985,635
Anthony J. Restel	75%	$393,750
Michael J. Brown	75%	$468,750
John R. Davis	65%	$308,750
Jefferson G. Parker	75%	$375,000

The following formula was used to calculate the payment that could be awarded to a NEO under the 2015 annual incentive award program:

Base Salary x Target Percentage of Base Salary x Total Weighted Performance Factor (0 - 200%)

For 2015, the Compensation Committee established the following metrics as the basis for the determination of payouts, if any, under the annual incentive plan. These financial metrics were selected to provide a holistic evaluation of Company performance with an emphasis on profitability, but not at the expense of growth or asset quality.

Metric	Weighting
Operating Earnings	30%
Operating Return on Tangible Common Equity	30%
Annual Net Charge-Offs to Average Loans	15%
Legacy Non-performing Assets/Total Assets	15%
Average Balance Sheet Growth	10%

2016 Proxy Statement 43

Compensation Discussion and Analysis

Annual Awards and Performance Units Results for 2015

	Operating Earnings 2015*	Average Balance Sheet Growth %	Operating Return on Tangible Common Equity *	Annual Net Charge Offs to Average Loans	Legacy Non- Performing Assets / Total Assets	Annual Incentive Award **	Performance Units **
Target	$4.25	27.80%	11.64%	0.09%	0.36%
Weighting	30%	10%	30%	15%	15%
x
Performance to Target	80.7%	92.7%	43.0%	109.8%	86.3%
Total Weighted Performance	24.2%	9.3%	12.9%	16.5%	12.9%	75.8%	75.8%

*	Excludes special items as detailed in IBERIABANK Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

**	Annual Incentive Award capped at 200% of target for each. Performance Units capped at 100% of target for each.

Based on the operating performance of the Company relative to the targets established for 2015, our NEO Total Weighted Performance Factor was 75.8%. The Compensation Committee reviewed the overall performance of the Company and concluded that no qualitative adjustments were required and that the Total Weighted Performance Factor fairly captured operating performance for 2015. Accordingly, the Total Weighted Performance Factor used for the annual incentive payout was set at 75.8%, a level below the targeted payout factor of 100%. The Compensation Committee believes these incentive payments are aligned with the Company’s philosophy, market-based compensation practices, and the contribution of each NEO.

44	2016 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Payment Calculations for 2015

Named Executive Officer	2015 Annual Incentive Target	Total Weighted Performance Factor	2015 Annual Incentive Paid
Daryl G. Byrd	$985,635	75.8%	$746,980
Anthony J. Restel	$393,750	75.8%	$298,410
Michael J. Brown	$468,750	75.8%	$355,250
John R. Davis	$308,750	75.8%	$233,991
Jefferson G. Parker	$375,000	75.8%	$284,200

2016 Annual Incentive Plan

For 2016, Balance Sheet Growth and operating ROTCE were removed as performance metrics for the annual cash incentive plan. Balance Sheet Growth was removed based on shareholder feedback, while operating ROTCE was removed because it is now a component in the 2016 long-term incentive plan. The table below provides the metrics and weightings established by the Compensation Committee for the 2016 annual plan.

Metric	Weighting
Operating Earnings	50%
Annual Net Charge-Offs to Average Loans	25%
Legacy Non-performing Assets/Total Assets	25%

Long-Term Incentive (LTI) Awards

We consider long-term equity-based compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive, long-term equity-based incentive component is an integral part of our overall executive compensation program.

The total long-term incentive award in a given year is based on a multiple calculated as a percentage of base salary. The multiple is converted into an aggregate long-term incentive award. The following chart reflects the target award opportunities for each NEO:

	LTI Opportunity
Named Executive Officer	% of salary	$
Daryl G. Byrd	200%	$2,190,300
Anthony J. Restel	110%	$577,500
Michael J. Brown	120%	$750,000
John R. Davis	110%	$522,500
Jefferson G. Parker	110%	$550,000

Target long-term incentive opportunities are established based on competitive market practices. The fair value of 2015 long-term incentive awards is reflected in the Summary Compensation Table in this Proxy Statement. In 2015, our long-term equity incentive program consisted of the following components:

•

Performance-based RSUs (20% of LTI award): During 2015, all NEOs received performance-based RSUs on February 20, 2015. These RSUs are awards that will be earned in shares based on meeting specified three-year performance criteria. These RSUs are settled in shares at payout based on meeting operating earnings per share and relative TSR performance goals. Relative TSR is measured against the KBW Regional Bank Index over a three year

2016 Proxy Statement 45

Compensation Discussion and Analysis

period. The Company must perform at the 50th percentile of the index in order to earn the target awards. These RSUs are also eligible to receive dividends declared based on the percentage of goals achieved. Shares earned will be awarded on March 1, 2018.

•	Performance Units (20% of LTI award): During 2015, NEOs received performance units on February 20, 2015. These units are tied to the achievement of specific short-term performance metrics which include asset growth, operating return on tangible common equity, operating earnings per share, net charge-offs, and non-performing assets (and mirrors goals used to govern our Annual Incentive Plan). There is no upside opportunity to these units, only downside risk. If the performance goals are achieved, then the units will vest at 33% per year. These units are settled in cash and also receive dividend equivalents. Units earned will vest on March 1, 2016, 2017 and 2018.

•	Stock Options (15% of LTI award): On February 20, 2015, our NEOs were granted stock options with an exercise price of $62.57, which was the closing market value for the common stock on the date of grant. Stock options reward NEOs for increasing the market price above the exercise price. We maintain a policy against repricing stock options without shareholder approval.

•	Restricted Stock (45% of LTI award): Restricted shares are awarded subject to transfer and vesting restrictions. Restricted share awards are intended to build stock ownership and foster executive retention. All of the NEOs received restricted share awards on February 20, 2015. All of these restricted share awards have dividend and voting rights.

2015 Long-Term Incentive Award Mix

Type of LTI	Vesting Time Frame	Performance Metric	Percent of Total LTI Award Value
Performance-based RSUs	3 Year - cliff vesting	Operating EPS; Relative Total Shareholder Return	20%
Performance Units	3 Years - 33% per year	Asset Growth; Operating Return on Tangible Common Equity; Operating Earnings Per Share; Net Charge-Offs; Non- performing Assets	20%
Stock Options	3 Years - 33% per year	None	15%
Restricted Stock	3 Years - 33% per year	None	45%

Performance Units Payout Calculations for 2015

The performance units granted in 2015 are tied to the achievement of specific short-term performance metrics (as detailed in the “Annual Incentive Awards” section above). Based on the operating performance of the Company relative to the targets established for 2015, a 75.8% Total Weighted Performance Factor was achieved for the 2015 grants of performance units. Thus, 75.8% of the awards granted are earned and will vest over the following three years. The table below indicates the target value and actual value earned for those awards.

Named Executive Officer	2015 Performance Units Target	Total Weighted Performance Factor	2015 Performance Units Earned
Daryl G. Byrd	$417,217	75.8%	$316,250
Anthony J. Restel	$107,808	75.8%	$81,718
Michael J. Brown	$145,225	75.8%	$110,081
John R. Davis	$101,176	75.8%	$76,691
Jefferson G. Parker	$106,681	75.8%	$80,864

46	2016 Proxy Statement

Compensation Discussion and Analysis

2016 LTI Plan

As referenced in earlier sections of this CD&A, significant changes to the LTI program occurred in 2016 such that beginning in 2016, 60% of the annual LTI award value is allocated to Performance-based RSUs that have prospective three-year performance goals of ROTCE and relative TSR. The allocation of LTI value to stock options and restricted stock has been significantly reduced from 2015. The chart below further outlines the mix and target weighting of the LTI awards for 2016.

Type of LTI	Vesting Time Frame	Performance Metric	Percent of Total LTI Award Value
Performance-based RSUs	3 Years - cliff vesting	Operating ROTCE; Relative TSR	60%
Stock Options	3 Years - 33% per year	None	10%
Restricted Stock	3 Years - 33% per year	None	30%

Other Benefits and Limited Perquisites

We provide our NEOs with few perquisites, including club memberships, an annual physical examination, an automobile allowance or personal use of a Company provided vehicle and corporate aircraft flight benefits. We also provide our NEOs a non-qualified deferred compensation plan and individual long-term disability insurance coverage.

Acknowledging our expanded footprint and desire to achieve greater travel efficiencies, the Company acquired a corporate aircraft in 2014. Personal use of corporate aircraft is limited. However, any personal use will trigger imputed income to the NEO, calculated according to the IRS guidelines.

Personal use of the corporate aircraft is included under “Other Compensation” in the Summary Compensation Table in this Proxy Statement.

In 2015, all trips taken by our CEO and other NEOs on corporate aircraft that were reported as personal use amounted to less than $10,000.

Post Termination and Other Employment Arrangements

The Company provides benefits to our NEOs upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

The Company has a three-year employment agreement with our President and CEO, Daryl G. Byrd, that automatically renews for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary, the Company gives notice that it will not be renewed. The purpose of this employment agreement is to help retain Mr. Byrd and to define severance benefits for various types of employment terminations. In addition to change in control payments consistent with those of the other NEOs, Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various other termination of employment situations. Under the terms of this agreement, if Mr. Byrd’s employment is terminated for other than Cause (as defined), disability, retirement, or death, or if Mr. Byrd terminates his employment for Good Reason (as defined), then he would be entitled to severance benefits. Under this termination, he would be entitled to cash severance payments equal to the greater of one year’s base salary or his base salary for the remaining term of the agreement.

In the event that Mr. Byrd’s employment is terminated for disability, we would provide continued medical insurance for his benefit and the benefit of his spouse and minor children for the remaining term of the agreement. In the event of Mr. Byrd’s death during the term of the agreement, the Company would continue to provide medical insurance for his spouse and minor children for the remaining term. Also, in the event of his death, Mr. Byrd’s spouse, estate, legal representative, or named beneficiaries would be entitled to receive his annual compensation (including base salary and any discretionary cash bonus the Compensation Committee would then deem appropriate) for 12 months from his date of death.

2016 Proxy Statement 47

Compensation Discussion and Analysis

If Mr. Byrd’s employment is terminated by him within 30 days of a Change in Control (as defined), or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by the Company without Cause within three years of a Change of Control, then he would be entitled to receive either the greater of his salary for the remaining term of the agreement, twice his salary, or the Internal Revenue Code Section 280G (“280G”) Maximum,” defined generally as 2.99 times his average compensation over the previous five years. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company would pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. In addition to the cash severance benefits described, Mr. Byrd would be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. Additional details concerning these benefits can be found under the “Potential Payments Upon Termination or Change in Control” heading in this Proxy Statement.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our NEOs other than Mr. Byrd. The agreements provide for severance pay and benefits to the individuals upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is equal to 100% of each individual’s 280G Maximum.” In addition, each will be entitled to continued medical and life insurance benefits at the Company’s expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Service with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code Section 409A.

OTHER COMPENSATION PROGRAM ASPECTS

Executive Stock Ownership Guidelines

We believe it is important for our NEOs and other senior executive officers to be significant shareholders so that their financial interests are aligned with our other shareholders. To foster executive stock ownership, we maintain executive stock ownership guidelines. We believe that these ownership guidelines as well as our total long-term incentive program have been effective in building an ownership culture. Thus, the financial interests of our executive leadership team are directly aligned with other shareholders. These ownership guidelines are stated as a multiple of base salary. NEOs have five years from the date the guideline applies to meet the target ownership level. The table below summarizes the share guidelines for NEOs expressed as a multiple of current base salary. As referenced earlier, the stock ownership requirements have been significantly increased for 2016.

Named Executive Officer	2015 Ownership Guideline Multiple of Salary	2016 Ownership Guideline Multiple of Salary
Daryl G. Byrd	3x Base Salary	5x Base Salary
Anthony J. Restel	2x Base Salary	3x Base Salary
Michael J. Brown	2x Base Salary	3x Base Salary
John R. Davis	2x Base Salary	3x Base Salary
Jefferson G. Parker	2x Base Salary	3x Base Salary

Currently, all NEOs are in compliance with the required stock ownership guidelines.

The Stock Ownership Guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Equity Grant Practices

The Compensation Committee generally grants equity awards in February of each year. The Compensation Committee does not have any programs, plans, or practices of timing these awards in coordination with the release of material non-public information. We have never backdated, re-priced, or spring-loaded any of our equity awards.

48	2016 Proxy Statement

Compensation Discussion and Analysis

Anti-Hedging Policy and Trading Restrictions

Our current policy limits the timing and types of transactions in our securities by “covered persons,” defined to include directors and officers of the Company and its subsidiaries and members of their immediate families. Among other restrictions, the policy:

•	Allows covered persons to trade Company securities only during window periods following earnings releases and, as to a “pre-approval group” of covered persons (generally, Section 16 filers), only after they have pre-cleared transactions;

•	Prohibits covered persons from short-selling Company securities;

•	Prohibits covered person transactions in puts, calls, or other derivative securities regarding the Company; and

•	Prohibits covered persons from engaging in hedging or monetization transactions that involve Company securities.

Anti-Pledging Policy

In March 2016, the Board of Directors amended the Company’s insider trading policy to prohibit directors, executive officers and other persons subject to such policy, subsequent to the date of adoption, from holding shares in margin accounts or pledging shares as collateral for a loan. These restrictions will not apply to shares of Company common stock held in a margin account or pledged as collateral for a loan prior to the date of adoption of amendments to such policy. Under certain limited circumstances, an exception to the prohibition on pledged common stock may be granted.

Compensation Recovery Policy

The Company maintains a written Compensation Recovery Policy. This policy applies to each of the NEOs and permits the recovery of incentive-based compensation paid to an officer if: (1) incentive-based compensation, bonuses, or equity awards were paid or vested during fiscal periods based on materially inaccurate financial statements, and (2) that officer engaged in fraud, willful misconduct, or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. The Board, considering the best interests of shareholders and the recommendation of the Compensation Committee, has sole discretion to determine whether the applicable standard of conduct has been met and whether any such recovery should be pursued.

The Compensation Recovery Policy is part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Risk Management Considerations

The Compensation Committee reviews risks and rewards associated with our compensation programs, which include features that we believe mitigate risks without reducing incentives. Our compensation programs are intended to both encourage and reward prudent business judgment and appropriate long-term risk-taking. The Compensation Committee seeks to identify and remediate risk-taking incentives that may exist in these programs. The Chairman of the Board Risk Committee is also a member of the Compensation Committee.

Indemnification Agreements

The Company has indemnification agreements with Daryl G. Byrd and Michael J. Brown that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control (as defined), all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnities’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnities be provided with maximum coverage if there is such insurance.

2016 Proxy Statement 49

Compensation Discussion and Analysis

Section 162(m)

Section 162(m) of the Internal Revenue Code (the Code) limits to $1 million a public company’s annual tax deduction for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The Compensation Committee also considers it important to retain flexibility, to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible. As such, the Compensation Committee may implement revised or additional compensation programs in the future as it deems necessary to appropriately compensate our executive team.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent. The Compensation Committee is responsible for oversight and review of the Company’s compensation and benefit plans.

The Compensation Discussion and Analysis in this Proxy Statement is management’s report on the Company’s compensation programs and, among other things, describes material elements of compensation paid to the President and Chief Executive Officer and the other Named Executive Officers. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman

William H. Fenstermaker

O. Miles Pollard, Jr.

David H. Welch

50	2016 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its three other most highly compensated Named Executive Officers for the years indicated.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Award(s)(3)	Option Award(s)(3)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Daryl G. Byrd	2015	$1,085,121	N/A	$1,795,847	$312,884	$746,980	N/A	$202,688	$4,143,520

President and CEO	2014	$1,015,500	N/A	$1,773,095	$312,456	$938,700	N/A	$330,533	$4,370,284

	2013	$892,500	$810,000	$1,567,816	$173,841	N/A	N/A	$302,276	$3,746,433

Anthony J. Restel	2015	$518,269	N/A	$464,013	$80,851	$298,410	N/A	$30,246	$1,391,789

Sr. Executive Vice	2014	$480,385	N/A	$458,113	$80,741	$367,500	N/A	$63,212	$1,449,951
President and CFO	2013	$437,115	$255,000	$472,497	$52,389	N/A	N/A	$59,020	$1,276,021

Michael J. Brown	2015	$621,154	N/A	$625,043	$108,901	$355,250	N/A	$95,782	$1,806,130

Vice-Chairman	2014	$598,269	N/A	$617,093	$108,754	$453,750	N/A	$74,882	$1,852,748
and COO	2013	$565,192	$275,000	$613,083	$67,987	N/A	N/A	$67,524	$1,588,786

John R. Davis	2015	$472,115	N/A	$435,558	$75,905	$233,991	N/A	$7,825	$1,225,394

Sr. Executive Vice	2014	$456,154	N/A	$430,070	$75,785	$299,000	N/A	$45,139	$1,306,148
President M&A, Investor Relations and Director of Financial Strategy	2013	$438,077	$220,000	$472,497	$52,389	N/A	N/A	$46,444	$1,229,407

Jefferson G. Parker	2015	$497,115	N/A	$472,343	$80,027	$284,200	N/A	$25,458	$1,359,143

Vice-Chairman,	2014	$480,192	N/A	$453,472	$79,911	$363,750	N/A	$62,345	$1,439,670
Managing Director of Brokerage, Trust and Wealth Management	2013	$456,154	$255,000	$495,012	$54,878	N/A	N/A	$65,705	$1,326,749

(1)	Amounts include salaries under the Company’s Non-Qualified Deferred Compensation plan in 2015, 2014 and 2013. For Mr. Restel the salary deferred includes $28,269 in 2015. For Mr. Parker the salaries deferred include $29,827, $28,812 and $27,369 in 2015, 2014, and 2013, respectively.

(2)	Annual cash awards earned under the executive incentive plan introduced in 2014 are reported in column (g). Annual Bonuses earned in years prior to 2014 are reported in column (d).

Amounts include bonuses deferred under the Company’s Non-Qualified Deferred Compensation plan in 2015, 2014, and 2013. For Mr. Restel the amounts deferred include $29,841 and $36,750 in 2015 and 2014, respectively. For Mr. Davis the amounts deferred include $210,592, $179,400, and $132,000 in 2015, 2014, and 2013, respectively. For Mr. Parker the amounts deferred include $28,420, $21,825, and $19,600 in 2015, 2014, and 2013, respectively.

(3)	The amounts shown in columns (e) and (f) reflect the aggregate grant date value awarded and computed in accordance with FASB ASC Topic 718 for stock-based and option awards for each of the Named Executive Officers for the years ended December 31, 2015, 2014, and 2013. The assumptions used for the calculations can be found at Note 18 to our audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and Note 20 to our audited financial statements in the Company’s Annual Report on Form 10-K for the years ended December 31, 2014 and 2013, respectively. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

2016 Proxy Statement 51

Executive Compensation

The amounts shown in column (e) reflect the grant date values of certain awards that are subject to performance conditions. Pursuant to SEC rules, the grant date values shown above are reported based upon the probable outcome of such conditions as of the date of grant. The table below shows the value of such awards at the grant date assuming that the highest level of performance is achieved.

Name	Year	Maximum Stock Awards
Daryl G. Byrd	2015	$2,235,801
	2014	$2,358,134
	2013	$1,576,816
Anthony J. Restel	2015	$577,697
	2014	$609,277
	2013	$472,497
Michael J. Brown	2015	$778,182
	2014	$820,692
	2013	$613,083
John R. Davis	2015	$542,247
	2014	$571,974
	2013	$472,497
Jefferson G. Parker	2015	$584,839
	2014	$603,077
	2013	$495,012

(4)

ALL OTHER COMPENSATION IN 2015

	Perquisites and Other Personal Benefits(i)	Company Contributions to 401(k) Plan	Company Contribution to Non-Qualified Deferred Compensation Plan	Tax Reimbursement	Total
Name	($)	($)	($)	($)	($)
Daryl G. Byrd	46,787	1,500	$150,000	4,401	202,688
Anthony J. Restel	28,746	1,500	-	-	30,246
Michael J. Brown	69,156	1,500	-	25,126	95,782
John R. Davis	6,325	1,500	-	-	7,825
Jefferson G. Parker	23,267	1,500	-	691	25,458

(i)	For a description of perquisites relating to personal use of the corporate aircraft for NEOs, see the “Other Benefits and Limited Perquisites” section. Other perquisites and personal benefits whose incremental cost is included in the amounts shown consist of the following: long-term disability premiums, annual physical examinations, automobile allowances, personal use of a Company vehicle, personal use of the corporate aircraft, social dues, security alarm expenses, and in one instance transfer of a Company provided vehicle.

We estimate the aggregate incremental cost of the Company aircraft to be equal to the average operating cost for the year (which includes items such as fuel, maintenance, landing fees and other direct costs) based on the number of hours flown each year. Direct incremental costs for charter flights are the amount of the charter, and direct incremental costs for the fractional interest in an aircraft are based on the additional hourly charges for the flight, fuel and other direct costs.

Amounts for the NEOs include the incremental costs to the Company for providing certain perquisites and other benefits during 2015. For Mr. Brown, the amount shown includes a transfer of a Company provided vehicle valued at $35,491. Mr. Brown also received a tax reimbursement of $25,126, as listed above, for the transfer of the vehicle.

52	2016 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our NEOs during the year ended December 31, 2015.

The 2015 stock option grants, restricted stock, restricted share unit and performance unit awards to the NEOs were issued from our 2010 Stock Incentive Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our common stock. Dividend equivalent units are added to all unvested restricted share unit and performance unit grants. In 2015, we declared dividends payable in the amount of $1.36 per share.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)		Maximum (#)

Daryl G. Byrd	2/20/2015			-		-	15,002	(4)	-		-	$938,675
	2/20/2015			6,777	(2)	13,554	-		-		-	$439,955
	2/20/2015			6,777	(3)	6,777	-		-		-	$417,217
	2/20/2015			-		-	-		15,940	(4)	$62.57	$312,884
		$746,980	$1,493,960
Anthony J. Restel	2/20/2015			-		-	3,876	(4)	-		-	$242,521
	2/20/2015			1,751	(2)	3,502	-		-		-	$113,684
	2/20/2015			1,751	(3)	1,751	-		-		-	$107,808
	2/20/2015			-		-	-		4,119	(4)	$62.57	$80,851
		$298,410	$596,820
Michael J. Brown	2/20/2015			-		-	5,221	(4)	-		-	$326,678
	2/20/2015			2,359	(2)	4,718	-		-		-	$153,140
	2/20/2015			2,359	(3)	2,359	-		-		-	$145,225
	2/20/2015			-		-	-		5,548	(4)	$62.57	$108,901
		$355,250	$710,500
John R. Davis	2/20/2015			-		-	3,639	(4)	-		-	$227,692
	2/20/2015			1,643	(2)	3,286	-		-		-	$106,690
	2/20/2015			1,643	(3)	1,643	-		-		-	$101,176
	2/20/2015			-		-	-		3,867	(4)	$62.57	$75,905
		$233,991	$467,982
Jefferson G. Parker	2/20/2015			-		-	3,837	(4)	-		-	$253,165
	2/20/2015			1,733	(2)	3,466	-		-		-	$112,496
	2/20/2015			1,733	(3)	1,733	-		-		-	$106,682
	2/20/2015			-		-	-		4,077	(4)	$62.57	$80,027
		$284,200	$568,400

(1)	For option awards, this represents the grant date fair value based on a value of $19.63 per share for grants on February 20, 2015. For restricted stock awards, the fair value is based on the grant date fair value of our common stock.

(2)	Restricted share units were issued under our 2010 Stock Incentive Plan. Following the end of the three-year performance period, but prior to March 1, 2017, the Compensation Committee will determine the percentage of the target award value that will vest, which will be between 0% and 200% of the target award value. Payout of the vested RSUs will be effective on March 1, 2017. Any remaining unvested RSUs will be immediately forfeited. The value of the shares on the grant date of each of the RSUs was $65.98 per share.

(3)

Performance units (payable in cash) were issued under our 2010 Stock Incentive Plan. Following the end of the one-year performance period, but prior to March 1, 2016, the Compensation Committee will determine the percentage of the target award Performance Units that will be eligible to vest, which will be between 0% and 100% of the target award Performance Units (the “Actual Award”). The Performance Units representing the difference between the target Performance Unit Award and the Actual Award will be immediately forfeited. The Actual Award units will vest over

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Executive Compensation

three years in equal installments on March 1st following the first and through the third anniversaries of the grant date. The value of the shares on the grant date of each of the Performance Unit Awards was $62.57 per share.

(4)	Restricted stock awards and stock option grants were issued under our 2010 Stock Incentive Plan and vest over three years in equal increments on the anniversaries of the date of grant.

In 2015, associates, including all current officers who are not executive officers, as a group were granted restricted stock and option awards totaling 177,502 shares under the 2005, 2008 and 2010 Stock Incentive Plans. The weighted average option exercise price was $62.40 per share. All executive officers as a group were granted restricted stock and option awards totaling 91,581 shares under the 2010 Stock Incentive Plan. The weighted average option exercise price was $62.57 per share. The Company issued a total of 19,735 restricted share units and 19,735 performance units to certain executive officers, including the named executive officers, in 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by NEOs as of December 31, 2015:

Option Awards							Stock Awards
Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daryl G. Byrd	2/20/06	(2)	25,630	-	$59.06	02/20/16	5/5/09	(5)	1,786	$98,355
	2/26/07	(2)	50,000	-	$57.31	02/26/17	5/5/09	(6)	223	$12,281
	12/29/09	(3)	27,500	-	$54.43	12/29/19	3/10/11	(7)	2,786	$153,425
	5/4/10	(3)	29,964	-	$60.10	05/04/20	3/10/11	(8)	1,951	$107,458
	3/10/11	(3)	18,868	4,717	$55.64	03/10/21	2/22/12	(7)	6,474	$356,523
	2/22/12	(3)	20,331	13,554	$52.33	02/22/22	2/22/12	(8)	3,538	$194,820
	2/19/13	(3)	4,525	6,787	$52.36	02/19/23	2/19/13	(7)	9,981	$549,654
	2/17/14	(4)	4,897	9,793	$65.37	02/17/24	2/19/13	(8)	10,614	$584,539
	2/20/15	(4)	-	15,940	$62.57	02/20/25	2/17/14	(9)	9,573	$527,185
							2/17/14	(10)			6,628	$364,985
							2/17/14	(11)			4,419	$243,342
							2/20/15	(9)	15,002	$826,160
							2/20/15	(10)			6,777	$373,219
							2/20/15	(11)			6,777	$373,219
Anthony J. Restel	2/26/07	(2)	3,656	-	$57.31	02/26/17	1/30/09	(5)	286	$15,750
	12/29/09	(3)	11,500	-	$54.43	12/29/19	3/10/11	(7)	830	$45,708
	5/4/10	(3)	8,209	-	$60.10	05/04/20	3/10/11	(8)	484	$26,664
	3/10/11	(3)	2,812	703	$55.64	03/10/21	2/22/12	(7)	1,911	$105,239
	2/22/12	(3)	6,001	4,000	$52.33	02/22/22	2/22/12	(8)	1,044	$57,477
	2/19/13	(3)	1,364	2,045	$52.36	02/19/23	2/19/13	(7)	3,008	$165,651
	2/17/14	(4)	1,265	2,531	$65.37	02/17/24	2/19/13	(8)	3,199	$176,164
	2/20/15	(4)	-	4,119	$62.57	02/20/25	2/17/14	(9)	2,473	$136,188
							2/17/14	(10)			1,712	$94,306
							2/17/14	(11)			1,141	$62,852
							2/20/15	(9)	3,876	$213,451
							2/20/15	(10)			1,751	$96,439
							2/20/15	(11)			1,751	$96,439

54	2016 Proxy Statement

Executive Compensation

Option Awards							Stock Awards
Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Brown	1/29/07	(2)	7,700	-	$56.42	01/29/17	3/10/11	(7)	944	$51,986
	2/26/07	(2)	6,252	-	$57.31	02/26/17	3/10/11	(8)	661	$36,416
	12/29/09	(3)	12,500	-	$54.43	12/29/19	2/22/12	(7)	2,580	$142,081
	5/4/10	(3)	11,493	-	$60.10	05/04/20	2/22/12	(8)	1,410	$77,639
	3/10/11	(3)	6,390	1,598	$55.64	03/10/21	2/19/13	(7)	3,903	$214,938
	2/22/12	(3)	8,101	5,401	$52.33	02/22/22	2/19/13	(8)	4,151	$228,580
	2/19/13	(3)	1,770	2,654	$52.36	02/19/23	2/17/14	(9)	3,332	$183,493
	2/17/14	(4)	1,704	3,409	$65.37	02/17/24	2/17/14	(10)			2,306	$127,018
	2/20/15	(4)	-	5,548	$62.57	02/20/25	2/17/14	(11)			1,538	$84,698
							2/20/15	(9)	5,221	$287,520
							2/20/15	(10)			2,359	$129,910
							2/20/15	(11)			2,359	$129,910
John R. Davis	3/3/06	(2)	3,805	-	$57.66	03/03/16	3/10/11	(7)	830	$45,708
	2/26/07	(2)	6,252	-	$57.31	02/26/17	3/10/11	(8)	484	$26,664
	12/29/09	(3)	13,500	-	$54.43	12/29/19	2/22/12	(7)	1,911	$105,239
	5/4/10	(3)	8,893	-	$60.10	05/04/20	2/22/12	(8)	1,044	$57,477
	3/10/11	(3)	2,812	703	$55.64	03/10/21	2/19/13	(7)	3,008	$165,651
	2/22/12	(3)	6,001	4,000	$52.33	02/22/22	2/19/13	(8)	3,199	$176,164
	2/19/13	(3)	1,364	2,045	$52.36	02/19/23	2/17/14	(9)	2,322	$127,873
	2/17/14	(4)	1,188	2,375	$65.37	02/17/24	2/17/14	(10)			1,608	$88,530
	2/20/15	(4)	-	3,867	$62.57	02/20/25	2/17/14	(11)			1,072	$59,020
							2/20/15	(9)	3,639	$200,400
							2/20/15	(10)			1,643	$90,506
							2/20/15	(11)			1,643	$90,506
Jefferson G. Parker	9/17/09	(2)	8,572	1,428	$47.67	09/17/19	9/17/09	(5)	2,857	$157,335
	5/4/10	(3)	9,304	-	$60.10	05/04/20	1/1/10	(6)	3,034	$167,078
	3/10/11	(3)	4,686	1,172	$55.64	03/10/21	4/5/10	(6)	633	$34,855
	2/22/12	(3)	6,601	4,401	$52.33	02/22/22	4/5/10	(5)	2,143	$118,015
	2/19/13	(3)	1,428	2,143	$52.36	02/19/23	3/10/11	(7)	692	$38,108
	2/17/14	(4)	1,252	2,505	$65.37	02/17/24	3/10/11	(8)	484	$26,664
	2/20/15	(4)	-	4,077	$62.57	02/20/25	2/22/12	(7)	2,102	$115,757
							2/22/12	(8)	1,149	$63,255
							2/19/13	(7)	3,151	$173,526
							2/19/13	(8)	3,351	$184,539
							2/17/14	(9)	2,449	$134,866
							2/17/14	(10)			1,695	$93,334
							2/17/14	(11)			1,130	$62,222
							2/20/15	(9)	3,837	$211,304
							2/20/15	(10)			1,733	$95,432
							2/20/15	(11)			1,733	$95,432

(1)	The fair market value of the Company’s common stock at the end of the fiscal year was $55.07 per share.

(2)	Options will vest equally in one-seventh increments on the first seven anniversaries of the date of grant.

(3)	Options will vest equally in one-fifth increments on the first five anniversaries of the date of grant.

(4)	Options will vest equally in one-third increments on the first three anniversaries of the date of grant.

(5)	Restricted stock awards will vest in one-seventh increments over a seven-year period commencing with the first anniversary of the date of grant.

(6)	Phantom stock awards, including dividend equivalent units, will vest in one-sixth increments over a seven-year period beginning with the second anniversary of the date of grant.

2016 Proxy Statement 55

Executive Compensation

(7)	Restricted stock awards will vest in one-fifth increments over a five-year period commencing with the first anniversary of the date of grant.

(8)	Phantom stock awards, including dividend equivalent units, will vest in one-fourth increments over a five-year period commencing with the second anniversary of the date of grant.

(9)	Restricted stock awards will vest in one-third increments over a three-year period commencing with the first anniversary of the date of grant.

(10)	Following the end of the three-year performance period, but prior to March 1, the Compensation Committee will determine the percentage of the target award value of the restricted share units that will vest, which will be between 0% and 200% of the target award value. Payout of the vested RSUs will be effective on March 1 of the year following the three year performance. Any remaining unvested RSUs will be immediately forfeited.

(11)	Following the end of the one-year performance period, but prior to March 1, the Compensation Committee will determine the percentage of the target award Performance Units that will be eligible to vest, which will be between 0% and 100% of the target award Performance Units (the “Actual Award”). The Performance Units representing the difference between the target Performance Unit Award and the Actual Award will be immediately forfeited. The Actual Award units will vest over three years in equal installments on March 1st following the first and through the third anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth the amount realized by each Named Executive Officer as a result of the exercise of stock options and vesting of stock awards in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Daryl G. Byrd	31,000	$462,892	27,317	(1)	$1,721,487	(1)
Anthony J. Restel	5,250	$21,656	9,577	(2)	$598,855	(2)
Michael J. Brown	11,556	$64,482	11,523	(3)	$723,813	(3)
John R. Davis	-	$-	9,223	(4)	$578,896	(4)
Jefferson G. Parker	-	$-	12,997	(5)	$813,092	(5)

(1)	Includes 7,399 shares of phantom stock awards at a value of $463,304 and 2,173 shares of performance units at a value of $137,178.

(2)	Includes 2,778 shares of phantom stock awards at a value of $173,550 and 562 shares of performance units at a value of $35,472.

(3)	Includes 3,441 shares of phantom stock awards at a value of $215,069 and 756 shares of performance units at a value of $47,725.

(4)	Includes 2,778 shares of phantom stock awards at a value of $173,550 and 527 shares of performance units at a value of $33,729.

(5)	Includes 3,929 shares of phantom stock awards at a value of $249,453 and 556 shares of performance units at a value of $35,085.

56	2016 Proxy Statement

Executive Compensation

Non-Qualified Deferred Compensation

We offer directors and a select group of management and highly compensated key associates the right to participate in a Non-Qualified Deferred Compensation Plan. Participants may elect to defer up to 90% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. The Plan allows for discretionary employer contributions. The investment options available under the Non-Qualified Deferred Compensation Plan are similar to those available under the Company’s 401(k) plan. Earnings are credited to the account based on the performance of the investment options selected. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum payment or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s Non-Qualified Deferred Compensation Plan. Messrs. Byrd, Restel, Davis and Parker are the Named Executive Officers currently participating in the Company’s Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contribution in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daryl G. Byrd	463,304	(1)	150,000	(5)	(62,706)	-	1,610,034
Anthony J. Restel	110,866	(2)	-		(12,032)	-	444,378
Michael J. Brown	-		-		-	-	-
John R. Davis	179,400	(3)	-		(5,109)	-	709,136
Jefferson G. Parker	51,652	(4)	-		4,418	-	218,653

(1)	Mr. Byrd’s contribution includes $463,304 from vested phantom stock payments.

(2)	Mr. Restel’s contribution includes $45,847 from vested phantom stock payments, $28,269 of his base pay deferred, and $36,750 of his bonus earned in 2015 as set forth in the “Summary Compensation Table.”

(3)	Mr. Davis’ contribution includes $179,400 of his bonus earned in 2015 as set forth in the “Summary Compensation Table.”

(4)	Mr. Parker’s contribution includes $29,827 of his base pay deferred and $21,825 of his bonus earned in 2015 as set forth in the “Summary Compensation Table.”

(5)	Company contribution in 2016 attributable to 2015 service. The Company contribution to the Non-Qualified Deferred Compensation Plan attributable to 2015 was made after December 31, 2015 and is not reflected in the aggregate year-end balance for Mr. Byrd. These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2015.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining and available for future issuance(2)
Plans approved by shareholders	1,309,153	(3)	$56.57	784,254
Plans not approved by shareholders	11,754	(4)	$85.74	-

Total	1,320,907		$56.99	784,254

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.

2016 Proxy Statement 57

Executive Compensation

(2)	Remaining shares available for issuance include 844 shares under the 2008 Incentive Compensation Plan and 783,410 shares under the 2010 Stock Incentive Plan. Shares remaining to be issued subsequent to December 31, 2015 under the 2005 and 2008 Incentive Compensation Plans, as well as the 2010 Stock Incentive Plan include 227,386 shares that can be issued either as a restricted stock grant or upon exercise of stock options and 556,868 shares that can only be issued upon exercise of stock options.

(3)	Number of securities includes 1,558, 8,219, 36,876, and 460,477 shares of unvested restricted stock granted under the 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, and 2010 Stock Incentive Plan, respectively.

(4)	Includes 7,448 shares available for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan, which was assumed by the Company in its acquisition of OMNI BANCSHARES, Inc. on June 1, 2011. The aggregate number of shares authorized for issuance at the date of acquisition was 41,979. Also includes 4,306 shares available for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan, which was assumed by the Company in its acquisition of Florida Gulf Bancorp, Inc. on July 31, 2012. The aggregate number of shares authorized for issuance at the date of acquisition was 32,863.

Potential Payments Upon Termination or Change in Control

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than President and CEO Byrd, have employment arrangements. Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various termination of employment situations. In addition to change in control payments consistent with those of the other Named Executive Officers, if Mr. Byrd’s employment had been terminated at December 31, 2015, he would have been entitled to (i) a salary of $2,737,875 and benefits of $60,450, in the event of termination other than for Cause, death or disability, (ii) annual compensation of $1,095,150, benefits of $26,760, and any appropriate bonus as determined by the Compensation Committee, in the event of termination due to death, and (iii) $26,760 in benefits in the event of termination due to disability. These agreements are described more fully in the “Compensation Discussion and Analysis” section.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel, and in 2009, we entered into a separate Change in Control Severance Agreement with Jefferson G. Parker. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Parker and Mr. Restel, of each individual’s 280G Maximum. In addition, each will be entitled to continued medical and life insurance benefits at the Company’s expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code Section 409A.

As of December 31, 2015, NEOs held unexercisable options to purchase common stock and unvested shares of restricted common stock, phantom stock, restricted share units and performance units listed in the “Outstanding Equity Awards at Fiscal Year-End” table.

Name	Cash Severance	Stock Option Acceleration(1)	Restricted Stock, Phantom Stock, RSUs and Performance Units Acceleration(2)	Benefits(3)	Tax Payments(4)	Total
Daryl G. Byrd	$9,480,912	$55,531	$4,765,165	$78,574	$4,367,971	$18,748,153
Anthony J. Restel	$3,441,133	$16,502	$1,292,328	$68,073	$1,574,988	$6,393,024
Michael J. Brown	$5,477,403	$21,991	$1,694,191	$77,015	$2,449,787	$9,720,387
John R. Davis	$3,877,905	$16,502	$1,233,737	$83,285	$1,748,150	$6,959,579
Jefferson G. Parker	$3,707,779	$28,433	$1,771,721	$91,124	$1,730,383	$7,329,440

58	2016 Proxy Statement

Executive Compensation

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our common stock at December 31, 2015, of $55.07.

(2)	Assumes the immediate vesting of all unvested restricted and phantom stock, restricted share units and performance units upon a Change in Control using the fair market value of our common stock at December 31, 2015, of $55.07.

(3)	Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.

(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

2016 Proxy Statement 59

Director Compensation

The following table provides information concerning the fees earned and other compensation of the Board of Directors for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William H. Fenstermaker	67,000		76,656	N/A	N/A	N/A	-	143,656
E. Stewart Shea, III	57,004		76,656	N/A	N/A	N/A	-	133,660
Elaine D. Abell	57,004		76,656	N/A	N/A	N/A	-	133,660
Harry V. Barton, Jr.	57,004	(1)	76,656	N/A	N/A	N/A	-	133,660
Ernest P. Breaux, Jr.	57,004		76,656	N/A	N/A	N/A	-	133,660
John N. Casbon	57,004		76,656	N/A	N/A	N/A	-	133,660
Angus R. Cooper, II	57,004		76,656	N/A	N/A	N/A	-	133,660
John E. Koerner, III	57,004	(1)	76,656	N/A	N/A	N/A	-	133,660
O. Miles Pollard, Jr.	57,004		76,656	N/A	N/A	N/A	-	133,660
David H. Welch	57,004		76,656	N/A	N/A	N/A	-	133,660

(1)	Amounts include monthly board member fees deferred under the Company’s Non-qualified Deferred Compensation Plan. Mr. Barton and Mr. Koerner each deferred $51,300 during 2015.

(2)	Represents the grant date fair value of restricted stock awards granted in 2015.

(3)	Each outside director was granted 1,200 shares of restricted stock on June 1, 2015 with a grant date fair value of $63.88 per share. Awards become vested and non-forfeitable on the first anniversary from the date of the award. At December 31, 2015 all directors had 1,200 shares of unvested restricted stock outstanding.

Cash and Stock Payments. Each director who is not employed (referred to as outside directors or non-management directors), except the Chairman, is paid a monthly fee of $4,167 from January to May and $5,167 from June to December. The Chairman receives a monthly fee of $5,000 from January to May and $6,000 from June to December. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors. During 2015 Daryl Byrd, President and CEO, was the only director employed by the Company.

During 2015, the Compensation Committee authorized each outside director to receive 1,200 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $63.88). All of these shares of restricted stock will vest over a one-year period, and the total value of these awards will be allocated on the first anniversary from the date of the award. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2015.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also provide our directors with customary directors and officers liability insurance coverage.

60	2016 Proxy Statement

Executive Officers

The following table sets forth the name of each current executive officer and the principal position he or she holds.

Name	Age	Position
Daryl G. Byrd	61	President and Chief Executive Officer
Michael J. Brown	52	Vice-Chairman and Chief Operating Officer
Jefferson G. Parker	63	Vice-Chairman and Managing Director of Brokerage, Trust and Wealth Management
Anthony J. Restel	46	Senior Executive Vice President and Chief Financial Officer
John R. Davis	55	Senior Executive Vice President, Mergers and Acquisitions, Investor Relations, and Director of Financial Strategy
Elizabeth A. Ardoin	47	Senior Executive Vice President and Director of Communications, Facilities and Human Resources
J. Randolph Bryan	48	Executive Vice President and Chief Risk Officer
Robert M. Kottler	57	Executive Vice President and Director of Retail, Small Business and Mortgage
H. Spurgeon Mackie, Jr.	65	Executive Vice President and Chief Credit Officer
Robert B. Worley, Jr.	56	Executive Vice President, General Counsel and Corporate Secretary

DARYL G. BYRD has served as our President since 1999 and as Chief Executive Officer since 2000. He also serves as President and Chief Executive Officer of IBERIABANK.

MICHAEL J. BROWN has served as Senior Executive Vice President since 2001. In 2009, Mr. Brown was appointed Vice-Chairman and Chief Operating Officer. Mr. Brown is responsible for management of all of our banking markets.

JEFFERSON G. PARKER has served as our Vice-Chairman and Managing Director of Brokerage, Trust, and Wealth Management since 2009. From 1976 to 2009, Mr. Parker worked for Howard Weil, Inc., an energy research and investment-banking boutique serving institutional investors. He served as President of Howard Weil from 2004 to 2009. Mr. Parker served on our Board of Directors from 2001 to 2009. Upon his employment by the Company, Mr. Parker resigned as a member of our Board of Directors.

ANTHONY J. RESTEL has served as Senior Executive Vice President and Chief Financial Officer since 2005. Mr. Restel was hired as Vice President and Treasurer in 2001 and previously served as Chief Credit Officer of each of our subsidiary financial institutions.

JOHN R. DAVIS has served as Senior Executive Vice President—Mergers and Acquisitions and Investor Relations since 2001. He also serves as Director of Financial Strategy.

ELIZABETH A. ARDOIN joined the Company in 2002 as Senior Vice President and Director of Communications, after serving as Publisher for The Times of Acadiana. In 2005, she was promoted to Executive Vice President continuing to serve in the same capacity for the organization. In 2010, she was assigned responsibility for Facilities in addition to her Communications role. In February 2013, she was promoted to Senior Executive Vice President. As Senior Executive Vice President, Ms. Ardoin also oversees the Company’s Human Resources function.

J. RANDOLPH BRYAN joined the Company in 2012 and has served as Executive Vice President and Chief Risk Officer since July 2012. Mr. Bryan previously served as Director of Strategic Initiatives and Mergers and Acquisitions prior to becoming Chief Risk Officer. Prior to joining the Company, Mr. Bryan served as Chief Operating Officer for First Southern Bancorp in Boca Raton, Florida from February 2010 to April 2012. Prior to that, the majority of Mr. Bryan’s banking career was spent at Capital One/Hibernia National Bank, where he held a number of different leadership roles over a 13-year period, including responsibility for Capital One’s Banking Sales Arena, which included marketing and delivery channel management, national direct banking, client experience, corporate communications, and public relations.

ROBERT M. KOTTLER has served as Executive Vice President and Director of Retail and Small Business since 2011. Mr. Kottler is responsible for the Retail Segment, including retail operations, consumer lending, credit cards, sales, retail training and small business. He also serves as Director of Mortgage. Previously, he was Executive Vice President for Small Business Banking at Capital One Bank from May 2006 to March 2011. Prior to that, he was Senior Executive Vice President and Chief Sales Support Officer for Hibernia Corporation.

H. SPURGEON MACKIE, JR. served as Executive Vice President and Executive Credit Officer since 2010 until appointed Chief Credit Officer on May 14, 2013. Prior to

2016 Proxy Statement 61

Executive Officers

joining the Company, Mr. Mackie served as Executive Director of the Community Foundation of Gaston County, Inc. from August 2006 to March 2010. Prior to that, he worked for First Union/Wachovia in numerous capacities for 32 years, including Area President, Chief Credit Officer for Interstate Banking, and Chief Risk Officer for the General Bank, among others.

ROBERT B. WORLEY, JR. has served as Executive Vice President, General Counsel and Secretary since his appointment in 2011. Before joining the Company, Mr. Worley practiced law in New Orleans with the Jones Walker law firm, where he was a partner, and had served as the Chairman of the firm’s Professional Employment Committee and on the firm’s Board of Directors. Before that, Mr. Worley was a shareholder (partner) in The Kullman Firm, a law firm in New Orleans. He has practiced law for 31 years.

62	2016 Proxy Statement

Certain Transactions

Our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were clients of IBERIABANK during 2015. All loans to our related persons—as defined in Instruction 1 to Item 404(a) of Regulation S-K—were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

IBERIABANK and several other financial institutions have extended credit (the “Credit Facility”) under a multi-bank syndicated credit facility to Stone Energy Corporation (the “Borrower”). One of the Company’s independent directors, David H. Welch, is the Chairman, President and Chief Executive Officer of the Borrower. The Credit Facility consists of an asset based revolving line of credit not to exceed $900,000,000, with a current borrowing base of $500,000,000 and a $300,000,000 sublimit for letters of credit. IBERIABANK holds approximately six percent of the total commitments from twelve banks under the Credit Facility, which based on the current borrowing base, equates to $30,000,000 in IBERIABANK commitments. In 2015, the Borrower drew approximately $54,000,000 in aggregate from all lenders under the Credit Facility, with IBERIABANK’s portion equating to $4,200,000. This amount represented the largest principal amount outstanding in 2015 under the Credit Facility. As of December 31, 2015, there were no amounts outstanding to IBERIABANK under the Credit Facility. Thus far in 2016, as of the most recent practicable date, March 24, 2016, the Borrower made draws on the Credit Facility equating to approximately $496,000,000, of which IBERIABANK funded approximately $29,800,000. Depending on the type of advance, IBERIABANK earns interest on its advances under the Credit Facility at the London Interbank Offered Rate (“LIBOR”) or at a rate equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, or (c) LIBOR plus 1.00%. During 2015, IBERIABANK earned approximately $127,000 in interest and fees under the Credit Facility. The Borrower’s primary operations involve the exploration and production of oil and natural gas. Although the Borrower is current in its obligations under the Credit Facility, given the levels and extended duration of depressed oil and gas prices, and the potential impact of these depressed prices on the Borrower, IBERIABANK’s management recently graded the Credit Facility as a potential problem loan.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director. However, this prohibition does not apply to loans made by depository institutions such as IBERIABANK that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with IBERIABANK. With respect to lending activities, IBERIABANK has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

•	is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Audit Committee review is required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds $120,000 and does not meet the criteria noted above or which becomes a past due, nonaccrual, restructured or a potential problem loan as of year-end under applicable SEC rules. Also, in compliance with Regulation O, a majority of the Board of Directors of IBERIABANK must approve in advance any extension of credit to any director or executive officer or any of their related entities where the aggregate lending relationship exceeds $500,000. A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

An extension of credit covered by Regulation O to executive officers must be promptly reported to the Board of Directors of IBERIABANK; preceded by the submission of a detailed personal financial statement; and made subject to the written provision that the loan will, at the option of IBERIABANK, be due and payable at any time that the executive officer is indebted to any other bank or banks in an amount greater than the dollar thresholds set forth above.

In order to promote compliance with applicable laws, regulations and rules pertaining to “insider” lending transactions discussed above, we have appointed an

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Certain Transactions

officer to assist in identifying and reviewing pertinent transactions with identified “insiders.” The officer annually receives lists of all directors and executive officers of the Company and IBERIABANK and any other subsidiaries, as well as a list of our principal shareholders, if any. The information collected from directors and executive officers includes the names of these individuals and their family members, as well as the names of their related interests, which are referred to as “covered entities.” The officer will promptly notify in the event the officer detects an extension of credit to an “insider” that appears to violate the policy.

The Company has, from time to time, engaged Stifel and KBW in connection with mergers and acquisitions and securities offerings and will continue to engage these firms to assist in future transactions. Rick E. Maples, a nominee for election as a director at the Annual Meeting, is a Senior Advisor to Stifel Financial Corp., the holding Company for Stifel and KBW. The Company does not believe that Mr. Maples would have a direct or indirect material interest in any such transactions. See “Nominees for Terms to Expire in 2019.”

64	2016 Proxy Statement

Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

On March 28, 2016, the Board of Directors approved, upon the unanimous recommendation of the Compensation Committee and, subject to shareholder approval, the IBERIABANK Corporation 2016 Stock Incentive Plan (the “2016 Plan”). The principal features of the 2016 Plan are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the 2016 Plan, which is attached to this Proxy Statement as Exhibit A.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our Company stimulates individual performance and enhances shareholder value. We also believe that a significant portion of an executive’s compensation should be directly linked to our performance. Consistent with this philosophy, during 2015, 53% of the total target compensation of our CEO, and 41% of the average total target compensation of our other Named Executive Officers was delivered in the form of long-term incentive awards.

We currently grant annual long-term incentive awards to our executives and key employees under our Amended and Restated 2010 Stock Incentive Plan and the 2008 Stock Incentive Plan (the “Prior Plans”). As of December 31, 2015, approximately 784,254 shares of common stock remained available for grant under the Prior Plans. During the first quarter of 2016, the Compensation Committee of the Board of Directors (the “Committee”) approved long-term incentive awards for 2016. As a result of these awards, there were only 413,669 shares of common stock remaining available for grant under the Prior Plans as of the record date, only 4,285 of which may be issued as restricted share awards. As such, there are not enough shares remaining available under the Prior Plans to support our long-term incentive program next year and beyond. If the Plan is approved by our shareholders, no future awards will be made from any Prior Plan.

In its determination to recommend Board adoption of the Plan and in determining the appropriate number of shares to make available under the Plan, the Compensation Committee considered the recommendation of Frederic W. Cook, its independent compensation consultant, and reviewed potential dilution and burn rate data, as well as the estimated value transfer cost of the Plan. If our shareholders approve the Plan, the overall dilution of our equity-based incentive plans on a fully-diluted basis would be 8.85% as of the record date, based on 2,485,669 shares proposed under the 2016 Plan, 41,232,182 shares of common stock outstanding, and 1,516,802 shares issuable pursuant to outstanding awards.

Burn rate refers to how fast a company uses the supply of shares authorized for awards under its stock plans. The burn rate is calculated by dividing the number of shares subject to equity awards (stock and options) granted in a particular year by the weighted-average number of shares outstanding during the year. Over the last three years we have maintained an average annual burn rate of 0.79% of shares of common stock outstanding.

If the 2016 Plan is not approved by our shareholders, we will not have sufficient shares to fund our long-term incentive program, especially with regard to our executive officers, and the Company may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Such a drastic decline in our long-term incentive program would misalign our executive and shareholder interests.

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Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

Best Practice Provisions in the 2016 Plan

The 2016 Plan has many provisions designed to protect shareholder interests and promote effective corporate governance, including the following:

•the exercise price of options and share appreciation rights may not be less than the fair market value of a share of stock on the date of grant;

•the 2016 Plan prohibits the repricing of any option or share appreciation right without shareholder approval;

•participants holding stock options or share appreciation rights do not receive dividend equivalents for any period prior to the exercise of the award;

•the 2016 Plan uses an efficient fungible share design, under which each share subject to an appreciation award counts as 1 share against the plan limit and each share subject to a full value award counts as 2 shares against the plan limit;

•shares of common stock delivered or withheld in payment of the exercise price of a stock option, satisfaction of tax obligation with respect to stock options or SARS, or repurchased with the proceeds of an option exercise, may not be re-issued under the 2016 Plan;

•options and share appreciation rights are subject to a minimum one-year vesting requirement (except that 5% of the shares available under the 2016 Plan may be granted without compliance with these minimum vesting conditions);

•the 2016 Plan contains limits on the number of shares subject to awards that may be granted to a participant each year;

•the 2016 plan limits the value of awards (including fees) that may be awarded to non-management directors each year;

•payment of dividends or dividend equivalents on performance-based awards is conditioned on achievement of the same performance goals as the underlying award;

•the full number of all stock-settled share appreciation rights shall be counted against the plan limits;

•material amendments of the 2016 Plan require shareholder approval; and

•awards under the 2016 Plan are administered by the Compensation Committee, an independent committee of our Board.

Other Company policies that help align the interests of our directors and executive officers with those of our shareholders include our policies that prohibit our directors and executive officers from hedging or pledging our common stock, and our stock ownership guidelines for our directors and certain executive officers. See “Compensation Discussion and Analysis.”

Description of the 2016 Plan

The terms of the 2016 Plan as presented to our shareholders for approval at the Annual Meeting are summarized below. As noted above, you should read the full plan as set forth in Exhibit A to this Proxy Statement before deciding how to vote.

Eligibility. Employees, consultants and directors of our Company and our affiliates may be granted awards. There are currently 11 directors and approximately 460 employees eligible to receive awards under the 2016 Plan.

Awards. Awards under the 2016 Plan may be granted in any one or a combination of the following forms:

•	for employees only, incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	share appreciation rights (“SARs”);

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Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

•	restricted shares; restricted share units and unrestricted shares;
•	performance units; and

•	performance compensation awards.

Shares Issuable Through the 2016 Plan. A maximum of 2,485,669 shares of common stock plus shares subject to outstanding awards under any Prior Plan that are subsequently canceled, expired, forfeited or otherwise not issued or are settled in cash may be made the subject of awards under the 2016 Plan. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan. The closing sale price of a share of common stock as reported on the NASDAQ Global Select Market on March 16, 2016, was $50.15 per share.

Limitations and Adjustments to Shares Issuable Through the 2016 Plan. The plan uses a fungible share design, which means that each share issued subject to a stock option or SAR counts as 1 share against the plan limit and each share issued subject to any other incentive (the full value awards) counts as 2 shares against the plan limit. The maximum overall limit described above may be issued subject to incentive stock options.

In addition, no more than 400,000 stock options and SARs may be granted to a participant in a single year. With respect to awards intending to qualify as performance-based compensation under Section 162(m) of the Code, awards related to no more than 400,000 shares may be granted to a participant in a single year in the form of restricted shares, restricted share units, unrestricted shares and performance units and the maximum value of a performance award denominated in cash that may be granted to a participant in a single year is $8 million.

With respect to non-management directors, the maximum number of shares subject to awards that may be granted during a single fiscal year, taken together with any cash fees paid to such non-management director during the fiscal year, shall not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). This limit shall not apply to the non-executive Chairman of the Board, whose compensation will be approved by the other independent directors on the Board with the non-executive Chairman of the Board abstaining.

Generally, for purposes of determining the maximum number of shares of our common stock available for delivery under the 2016 Plan, shares that are not delivered because an award is forfeited, cancelled, or settled in cash will not be deemed to have been delivered under the 2016 Plan. In addition, Shares delivered or withheld in satisfaction of tax obligations with respect to Awards other than stock options or SARs will again be available for issuance as Awards under the Plan. With respect to SARs paid in shares, all shares to which the SARs relate are counted against the plan limits rather than the net number of shares delivered upon exercise. If shares are delivered or withheld to satisfy the exercise price of a stock option or the tax withholding obligation associated with a stock option or SAR, , those shares will not be available for reissuance under the plan. In addition, shares purchased on the open market with the proceeds of an option exercise will not be available for reissuance under the plan.

Minimum Vesting Requirements. Stock options and SARs granted under the 2016 Plan must be made subject to a minimum one-year vesting period. The minimum vesting requirements do not apply to awards with respect to 5% of the plan limit.

Amendments to the Plan. The Board may amend or discontinue the 2016 Plan at any time. However, our shareholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the 2016 Plan;

•	materially increase the number of shares of common stock that may be issued under the 2016 Plan;

•	materially expand the classes of persons eligible to participate in the 2016 Plan;

•	expand the types of awards available for grant under the 2016 Plan;

•	materially extend the term of the 2016 Plan;

•	reduce the price at which common stock may be offered through the 2016 Plan; or

•	permit the re-pricing of a stock option or SAR.

No amendment or discontinuance of the 2016 Plan may materially impair any previously granted incentive without the consent of the recipient. In addition, the Committee may amend the 2016 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

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Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

Term of the Plan. No awards may be granted under the 2016 Plan after May 4, 2026.

Administration. The 2016 Plan is administered by the Committee. The Committee has authority, subject to the terms of the 2016 Plan, to determine when and to whom to make awards under the 2016 Plan, the type of award and the number of shares to be covered by the awards, the fair market value of shares, the terms of the awards, which include the exercise price of the shares of common stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2016 Plan and awards. Subject to applicable law and the terms of the 2016 Plan, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates.

Description of Awards.

Options and SARs. The Committee may grant non-qualified stock options or ISOs to purchase shares of our common stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the Committee will determine the time or times that the options become exercisable, provided that options are subject to the minimum vesting requirements and exceptions described above. The term of an option will also be determined by the Committee, but may not exceed ten years from the date of the grant. The Committee may accelerate the exercisability of any stock option at any time. As noted above, the Committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another incentive, a cash payment or shares of common stock, unless approved by our shareholders. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

SARs generally permit participants to receive, upon exercise, cash or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them. The Committee will determine the exercise price used to measure share appreciation, whether the right may be paid in cash and the number and term of SAR, provided that the term of a SAR may not exceed ten years from the date of grant. SARs are subject to the minimum vesting requirements and exceptions described above. The Committee may accelerate the exercisability of any SAR at any time. The 2016 Plan restricts decreases in the exercise price and certain exchanges of SAR on terms similar to the restrictions described above for stock options. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

To the extent exercisable, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check, shares of common stock, cashless exercise through a broker or a net exercise exchange if approved by the Committee.

Except as otherwise provided in the award agreement, an option may be exercised, to the extent the option was exercisable upon termination, during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreement evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to the option upon a termination or change in status of the employment or service of the option holder.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Performance Units. Under the 2016 Plan, the Committee, in its discretion, may grant restricted shares that are forfeitable unless and until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain

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Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

vesting requirements are met, and may grant unrestricted shares as to which a participant’s interest is immediately vested. The Committee, in its discretion, may also grant performance units which must vest based on the attainment of performance goals. The 2016 Plan provides the Committee with discretion to determine the terms and conditions of these awards.

Unless otherwise provided in an award agreement, whenever shares are released pursuant to restricted shares or restricted share units under the 2016 Plan, the recipient will be entitled also to receive cash or additional shares that reflect any cash or stock dividends that the Company’s common shareholders receive between the date of the award and issuance or release of the shares. Notwithstanding the above, if vesting of the award is based on the attainment of performance goals, any and all cash and stock dividends or equivalents paid with respect to the award must also be subject to attainment of the performance goals.

Performance Compensation Awards. Under the 2016 Plan, the Committee may, at the time of grant of restricted shares, restricted share units, and performance units, or a cash incentive award, designate these awards as “Performance Compensation Awards,” which are awards intended to be exempt from Code Section 162(m) limitations.

Performance Compensation Awards will vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, a business unit or any affiliate. Performance Compensation Awards are payable in shares, cash, or some combination of the two, subject to the individual participant limit as set forth above. The Committee may decide the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2016 Plan requires that the Committee specify in writing the performance period to which a Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance-based measures and formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2016 Plan, the possible performance-based measures for Performance Compensation Awards include one or more of the following selected by the Committee to measure Company, affiliate, and/or business unit performance for a given performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index):

•	basic, diluted or adjusted earnings per share;

•	sales or revenue;

•	earnings before interest, taxes, and other adjustments (in total or on a per share basis);

•	basic or adjusted net income;

•	returns on equity, assets, capital, revenue, tangible assets or similar measure;

•	growth in assets, deposits or loans;

•	economic value added;

•	working capital;

•	credit quality measurements (such as net charge-offs, the ratio of nonperforming assets to total assets, and loan loss allowances as a percentage of nonperforming assets);

•	total shareholder return;

•	change in stock price; and/or

•	product development, product market share, research, licensing, litigation, human resources, customer service, information services, mergers, acquisitions, sales of assets of affiliates or business units.

Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company or such other standard applied by the Committee and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), subject to adjustment as specified in advance by the Committee. Performance-based measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative. The regulations under Code Section 162(m) require that the material terms of the performance-based measures be reapproved by our shareholders every five years. To qualify as performance-based compensation, grants of restricted shares, restricted share units, performance units and cash incentive awards are required to satisfy the other applicable requirements of Code Section 162(m).

2016 Proxy Statement 69

Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

Income Tax Withholding. As a condition for the issuance of shares pursuant to awards, the 2016 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the awards or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers of awards other than ISOs to charitable institutions, certain family members, or related trusts.

Certain Corporate Transactions. The Committee will equitably adjust the number of shares covered by each outstanding award, all share limitations, and the number of shares that have been authorized for issuance under the 2016 Plan but as to which no awards have yet been granted or that have been returned to the 2016 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, spin-off, stock or extraordinary cash dividend, combination, consolidation, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide, in substitution for any or all outstanding awards under the 2016 Plan, alternative consideration (including securities of any surviving entity) as the Committee may in good faith determine to be equitable under the circumstances, and the Committee may require in connection therewith the surrender of all awards so replaced. In any case, a substitution will not require the consent of any recipient of awards previously granted awards pursuant to the 2016 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is not in-the-money for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. If the Company dissolves or liquidates, all awards will immediately terminate, subject to the ability of the Board of Directors to exercise any discretion that the Board may exercise in the case of a Change in Control.

Impact of a Change in Control. Unless otherwise provided in an Award Agreement, Awards will automatically vest in full (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

•	arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

•	require that all outstanding options and SARs be exercised on or before a specified date (before or after such change in control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate;

•	arrange or otherwise provide for payment of cash or other consideration to participants representing the value of such awards, if any, in exchange for the satisfaction and cancellation of outstanding awards, or cancel any outstanding awards for no payment if the award has no value, or

•	make other appropriate adjustments or modifications.

Expected Federal Income Tax Consequences.

The following is a general discussion of certain current U.S. federal income tax consequences relating to awards granted under the 2016 Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of existing laws, regulations and rulings, which could be altered materially with

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Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

enactment of any new tax legislation. Participants who

are granted awards under the 2016 Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For participants, the expected U.S. tax consequences of awards are as follows:

•	Nonqualified Stock Options. A participant will not recognize income at the time a nonqualified stock option is granted. At the time a nonqualified stock option is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	ISOs. A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.
•	Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the participant receives.

•	Restricted Shares, Restricted Share Units, Performance Units, Performance Awards, and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, performance units or Performance Compensation Awards, unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to Performance Compensation Awards and Awards of unrestricted shares.

•	Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances. The 2016
Plan is designed to permit Performance Compensation Awards that qualify as performance-based compensation under Code Section 162(m).

2016 Proxy Statement 71

Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

New Plan Benefits.

The Committee made equity awards in the first quarter of 2016 under our current stock incentive plan. However, no stock options or other awards pursuant to the proposed 2016 Plan have been, or will be, granted under the 2016 Plan prior to approval by the Company’s shareholders. If our shareholders approve the 2016 Plan at the Annual Meeting, grants of awards to eligible participants will be made in the future by the Compensation Committee as it deems necessary or appropriate.

Equity Compensation Plan Information as of December 31, 2015

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2015.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining and available for future issuance(2)
Plans approved by shareholders	1,309,153	(3)	$56.57	784,254
Plans not approved by shareholders	11,754	(4)	$85.74	-

Total	1,320,907		$56.99	784,254

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.

(2)	Remaining shares available for issuance include 844 shares under the 2008 Incentive Compensation Plan and 783,410 shares under the 2010 Stock Incentive Plan. Shares remaining to be issued subsequent to December 31, 2015 under the 2005 and 2008 Incentive Compensation Plans, as well as the 2010 Stock Incentive Plan include 227,386 shares that can be issued either as a restricted stock grant or upon exercise of stock options and 556,868 shares that can only be issued upon exercise of stock options.

(3)	Number of securities includes 1,558, 8,219, 36,876, and 460,477 shares of unvested restricted stock granted under the 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, and 2010 Stock Incentive Plan, respectively.

(4)	Includes 7,448 shares available for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan, which was assumed by the Company in its acquisition of OMNI BANCSHARES, Inc. on June 1, 2011. The aggregate number of shares authorized for issuance at the date of acquisition was 41,979. Also includes 4,306 shares available for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan, which was assumed by the Company in its acquisition of Florida Gulf Bancorp, Inc. on July 31, 2012. The aggregate number of shares authorized for issuance at the date of acquisition was 32,863.

72	2016 Proxy Statement

Proposal IV—Approval of the IBERIABANK Corporation 2016 Stock Incentive Plan

Updated Equity Compensation Plan Information as of March 16, 2016

In the first quarter of 2016, the Committee granted awards related to approximately 374,578 shares of our common stock under our existing stock incentive plans. Thus, there are currently only 413,669 shares remaining available for future grants under the existing plans. The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of March 16, 2016.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining and available for future issuance(2)
Plans approved by shareholders	1,506,096	(3)	$54.99	413,669
Plans not approved by shareholders	10,706	(4)	$89.22	-

Total	1,516,802	(5)	$55.38	413,669

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.

(2)	Remaining shares available for issuance include 285 shares under the 2008 Incentive Compensation Plan and 413,384 shares under the 2010 Stock Incentive Plan. Shares remaining to be issued subsequent to March 16, 2016 under the 2008 Incentive Compensation Plan, as well as the 2010 Stock Incentive Plan include 4,285 shares that can be issued either as a restricted stock grant or upon exercise of stock options and 409,384 shares that can only be issued upon exercise of stock options.

(3)	Number of securities includes 107, 7,143, 26,116, and 562,324 shares of unvested restricted stock granted under the 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, and 2010 Stock Incentive Plan, respectively.

(4)	Includes 7,448 shares available for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan, which was assumed by the Company in its acquisition of OMNI BANCSHARES, Inc. on June 1, 2011. The aggregate number of shares authorized for issuance at the date of acquisition was 41,979. Also includes 3,258 shares available for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan, which was assumed by the Company in its acquisition of Florida Gulf Bancorp, Inc. on July 31, 2012. The aggregate number of shares authorized for issuance at the date of acquisition was 32,863.

(5)	The weighted average remaining life of the 921,112 outstanding stock options as of March 16, 2016 is 5.9 years

Vote Required

Pursuant to NASDAQ rules and our Bylaws, the affirmative vote of a majority of the votes actually cast is required for approval of Proposal IV.

Recommendation of the Board of Directors

The Compensation Committee and our Board determined that approval of proposed 2016 Plan is appropriate and in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S

SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED 2016 STOCK INCENTIVE PLAN.

2016 Proxy Statement 73

Shareholder Proposals

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next Annual Meeting of Shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: Robert B. Worley, Jr., Secretary, no later than December 5, 2016. With respect to the 2017 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal by such date, it will not be included in our Proxy Statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the Annual Meeting of Shareholders to be held in 2017, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, or March 5, 2017. With respect to the 2017 Annual Meeting of Shareholders, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the Proxy Statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

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Other Matters

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting as to which proxies in the accompanying form confers discretionary authority the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

Robert B. Worley, Jr.

Secretary

Lafayette, Louisiana

April 4, 2016

Important Notice Regarding the Availability of Proxy Materials for the

2016 Annual Meeting of Shareholders to be held on May 4, 2016

This Notice and Proxy Statement, the Company’s 2015 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2015, are available electronically at

www.iberiabank.com/globalassets/proxy-2016.pdf

2016 Proxy Statement 75

EXHIBIT A

IBERIABANK CORPORATION

2016 Stock Incentive Plan

1.	Establishment, Purpose, and Types of Awards

IBERIABANK Corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “IBERIABANK Corporation 2016 Stock Incentive Plan” (the “Plan”), in order to provide incentives and awards to select employees, consultants, and directors of the Company and its Affiliates.

The Plan permits the granting of the following types of Awards, according to the Sections of the Plan listed here:

Section 6	Option Awards
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Performance Units
Section 10	Performance Compensation Awards

The Plan is not intended to affect, and shall not affect, any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in the Appendix, unless defined elsewhere in this Plan or an Award Agreement, or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

(a) Number of Shares. Subject to adjustment as provided in Section 13, the maximum number of Shares reserved for issuance under the Plan shall be equal to the following: 2,485,669 Shares (which consists of 2,072,000 new Shares plus 413,669 Prior Plan Shares), less Shares subject to any Awards granted after March 16, 2016 under any Prior Plan, using the share counting provisions set forth in Section 3(b), and plus any Shares that are subject to outstanding awards under any Prior Plan as of the Effective Date that are subsequently canceled, expired, forfeited or otherwise not issued or are settled in cash. Any of the Shares reserved and available for issuance under the Plan may be used for any type of Award under the Plan. Upon approval of this Plan by the Company’s shareholders, the Company will cease making new Awards under any Prior Plan.

(b) Share Counting.

(i) The above authorized Plan limit shall be reduced by one (1) Share for every one Share subject to an Option or SAR granted under the Plan, and by two (2) Shares for every one Share subject to Awards granted under the Plan in a form other than Options or SARs.

(ii) To the extent any Shares covered by an Option or SAR granted under the Plan are not delivered to a Participant or permitted transferee because the Award is forfeited or canceled, or Shares are not delivered because an Award is paid or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for issuance under this Plan and such Shares may again be issued under the Plan. Cash-based Performance Compensation Awards shall have no effect on the Plan limit in Section 3(a).

(iii) In the event that Shares issued as an Award under the Plan are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited or reacquired Shares will again be available for issuance as Awards under the Plan. In addition, Shares delivered or withheld in satisfaction of tax obligations with respect to Awards other than stock options and SARs will again be available for issuance as Awards under the Plan.

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(iv) The following Shares may not again be made available for issuance as Awards under the Plan: (1) Shares delivered or withheld in payment of the exercise price of an Option, (2) Shares delivered or withheld in satisfaction of tax obligations with respect to Options or SARs, and (3) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

(v) With respect to SARs, if the SAR is payable in Shares, all Shares to which the SARs relate are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.

(vi) Any Share that again becomes available for grant under the Plan shall be added back to the total number of Shares available for grant under the Plan as one (1) Share if such Share was subject to an Option or SAR, and as two (2) Shares if such share was subject to an Award other than an Option or SAR.

(c) Limitations on Awards. Subject to adjustments as provided in Section 13, the following additional limitations are imposed under the Plan:

(i) The maximum number of Shares that may be issued upon exercise of Options intended to qualify as ISOs under Section 422 of the Code shall be the maximum number of shares reserved for issuance under Section 3(a).

(ii) The following limits will apply to Awards of the specified type granted to any one Participant in any single fiscal year:

(1) Appreciation Awards (Options and SARs): 400,000 Shares;

(2) Full Value Awards (Restricted Shares, Restricted Share Units, Unrestricted Shares and Performance Units that are denominated in Shares): 400,000 Shares; and

(3) Cash Awards (Performance Compensation Awards that are denominated in cash): $8,000,000.

In applying the foregoing limits, (a) all Awards of the specified type granted to the same Participant in the same fiscal year will be aggregated and made subject to one limit; (b) the limits applicable to Options and SARS refer to the number of Shares subject to the Award; (c) the Share limit under clause (2) refers to the maximum number of Shares that may be delivered under an Award or Awards of the type specified in clause (2) assuming the maximum payout; (d) the dollar limit under clause (3) refers to the maximum dollar amount payable under an Award of the type specified in clause (3) assuming a maximum payout, (e) the respective limits for Awards of the type specified in clause (2) and clause (3) are only applicable to Performance Compensation Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code, and (f) each of the specified limits in clauses (1), (2) and (3) is multiplied by two (2) for Awards granted to a Participant in the year employment commences.

(iii) Participants who are granted Options and SARs will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the date of grant in order for any such Option or SAR to fully or partially vest or be exercisable (other than in case of death, Disability or a Change in Control). Notwithstanding the foregoing, up to five percent of the available shares of Common Stock reserved for issuance under the Plan pursuant to Section 3(a) may provide for vesting of Options and SARs, partially or in full, in less than one-year.

(iv) The maximum number of Shares subject to Awards granted during a single fiscal year to any non-management director, taken together with any cash fees paid to such non-management director during the fiscal year, shall not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). This limit shall not apply to the non-executive Chairman of the Board, whose compensation will be approved by the other independent directors on the Board with the non-executive Chairman of the Board abstaining.

(d) Type of Shares. Shares issued under the Plan may be authorized and unissued Shares.

4.	Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly-appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

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(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board has sole discretion, at any time, to appoint additional members to the Committee, to remove and replace members of the Committee for any reason, and to fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices, and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards (including the time or manner of vesting), to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

(d) Delegation of Authority. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates. With respect to Participants not subject to Section 16 of the Exchange Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate Participants, to determine the size and type of Awards to be received by those Participants and to set and modify the terms of such Awards; provided, however, that all such Awards shall comply with the terms of this Plan. Any actions taken by the delegee shall be treated as actions by the Committee.

(e) Deference to Committee Determinations. The Committee shall have the sole discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of

2016 Proxy Statement A-3

the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such Participant is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Replacement Awards. Subject to Applicable Laws (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option or SAR (as was determined under Section 6(e) or 7(b), respectively) unless approved by the Company’s shareholders.

6.	Option Awards

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Nonqualified Stock Options to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Nonqualified Stock Option, and the same Award Agreement may grant both types of Options. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Minimum Vesting Requirements. Options granted under this Section 6 shall be subject to the vesting requirement set forth in Section 3(c)(iii).

(d) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(f)(ii) hereof, provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(e) Exercise of Option.

(i) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (1) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (2) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date, except as set forth in Section 15(b) in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

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(ii) Terms and Conditions. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(iv) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of notice of exercise to the Company or its delegee, in such form as the Company shall determine, which notice shall be accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(1) cash or check payable to the Company (in U.S. dollars);

(2) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) the certificates of which are duly endorsed for transfer to the Company or attestation of ownership and transfer to the Company is effected to the Company’s satisfaction;

(3) a cashless exercise program pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to (upon receipt of payment from the broker) deliver the certificates for or electronic evidence of ownership of the purchased Shares directly to such broker in order to complete the sale;

(4) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the Shares subject to the Option;

(5) in such other manner as may be authorized from time to time by the Committee; or

(6) any combination of the foregoing methods of payment.

(v) Delivery of Shares. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(f) Effect of Termination of Continuous Service.

(i) The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

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(ii) Unless otherwise provided in the Participant’s Award Agreement, the following provisions shall apply when there is a termination of a Participant’s Continuous Service. Notwithstanding the terms below, no Option may be exercised after the expiration of the Option term as set forth in the Award Agreement.

(1) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability, Retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(2) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(3) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s Retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(4) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service, the Option may be exercised at any time within one year following the date of the Participant’s death by the Participant’s estate or by a Person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(5) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(g) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

(h) No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to the exercise of the Option.

7.	Share Appreciation Rights (SARs)

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights (SARs) to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. A SAR shall entitle the Option holder, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(d) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement. Notwithstanding the above, SARs granted independent of any Options shall be subject to the vesting requirement set forth in Section 3(c)(iii).

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (1) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (2) a price related to consideration payable to the Company’s shareholders generally in connection with the event.

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(b) Exercise Price. The per Share exercise price of a SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share, except as set forth in Section 15(b) in the case of a SAR granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. The exercise price of a SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, a SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. A SAR may not have a term exceeding ten years from its Grant Date. A SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether a SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Payment.

(i) Upon exercise of a SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying—

(1) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(2) the number of Shares with respect to which the SAR has been exercised.

(ii) Notwithstanding Section 7(d)(i), a SAR granted independently of an Option:

(1) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one hundred percent (100%), of the amount determined pursuant to Section 7(d)(i), and

(2) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(e) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(d) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, no fractional Shares shall be issued and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares, or whether such fractional Shares and the rights thereto shall be cancelled or eliminated without payment therefor. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of a SAR.

(f) Effect of Termination of Continuous Service. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which a SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(f)(ii) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which a SAR shall terminate when there is a termination of a Participant’s Continuous Service.

(g) No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to the exercise of the SAR.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a) Grants. The Committee has the discretion to grant Awards of Restricted Shares, Restricted Share Units, and Unrestricted Shares under this Section 8.

(i) The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.

(ii) The Committee may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested.

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(iii) The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(iv) Subject to the limit set forth in Section 3(c)(ii), the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.

(i) Award Agreements for Restricted Shares and Restricted Share Units. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable.

(ii) Effect of Termination of Continuous Service. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her unvested Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Alternatively, the Company may reflect such ownership and restrictions in electronic format. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Treatment of Dividends. Unless otherwise provided in the Award Agreement, whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive, with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued. If the vesting of the Award is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the Shares underlying the Award shall also be subject to the attainment of the performance goals.

(f) Section 83(b) Elections. To the extent permitted by the Committee, a Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion, if permitted by Section 409A of the Code, convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

9.	Performance Units

Subject to the limitations set forth in Section 3(c)(ii), the Committee has discretion to grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. Performance Units shall vest based upon the attainment of performance goals.

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10.	Performance Compensation Awards

(a) Qualified Performance-Based Compensation.

(i) Subject to the limitations set forth in Section 3(c)(ii), the Committee may, at the time of grant of Restricted Shares, Restricted Share Units, Performance Units, or a cash incentive award, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Section 162(m) of the Code, in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Section 162(m) of the Code, a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (as each such term is defined in Section 10(b)).

(iii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period.

(iv) As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(b) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following measures selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue, tangible assets or similar measure; growth in assets, deposits or loans; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of nonperforming assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder return; change in stock price; and product development, product market share, research, licensing, litigation, human resources, customer service, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company or such other standard applied by the Committee and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Section 162(m) of the Code, subject to adjustment as specified in advance by the Committee, including but not limited to, adjustments to include or omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in tax and accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.	Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the

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Company may require for the satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules) for federal and state tax purposes, including payroll taxes.

(b) Surrender of Shares. If permitted by the Committee, in its discretion, and in accordance with Section 11(a), a Participant may satisfy the applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.

(c) Special Rules. In the case of (i) a Participant other than an Employee, (ii) an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations, (iii) a Participant who is an Executive Officer of the Company or a member of the Board, in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Income Taxes. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

(e) Section 409A of the Code. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless any Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

12.	Non-Transferability of Awards

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

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13.	Adjustments Upon Changes in Capitalization, Merger, or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, all Share limitations contained herein and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, spin-off, stock or extraordinary cash dividend, combination, consolidation, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. Unless otherwise provided in an Award Agreement, Awards will automatically vest in full (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) require that all outstanding Options and Share Appreciation Rights be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights shall terminate;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants representing the value of such Awards in exchange for the satisfaction and cancellation of outstanding Awards; provided, however, that the case of any Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Share Appreciation Right without the payment of consideration therefor; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee (or its delegee pursuant to Section 4(d)) makes the determination granting such Award or such other later date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

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15.	Modification of Awards and Substitution of Options or SARs

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards in compliance with Section 409A, to the extent applicable, or to accept the cancellation of outstanding Awards to the extent not previously exercised. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in a manner satisfying the provisions of Section 424(a) of the Code, substitute Options or SARs for options or stock appreciation rights under the plan of the acquired company.

(c) Limitations on Repricing. Except as permitted in Section 13(a) for a change in capitalization or Section 13(c) for a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding underwater Options or SARs in exchange for cash, other Awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

16.	Term of Plan

The Plan shall continue in effect for a term of ten years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(i) materially revise the Plan without the approval of the shareholders. A material revision of the Plan includes (1) except for adjustments permitted pursuant to Section 13 above, a material increase to the maximum number of Shares that may be issued through the Plan; (ii) a material increase to the benefits accruing to Participants under the Plan; (iii) a material expansion of the classes of persons eligible to participate in the Plan; (iv) an expansion of the types of Awards available for grant under the Plan; (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which Shares may be offered through the Plan;

(ii) amend Section 15(c) to permit repricing of Options or SARs without the approval of shareholders; or

(iii) materially impair, without the written consent of the Participant, an Award previously granted, except that the Company retains all of its rights under Section 13(c).

(b) Committee’s Authority. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

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20.	Effective Date

This Plan shall become effective on the date of its approval by the shareholders of the Company.

21.	Controlling Law

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Louisiana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws and Regulations

(a) U.S. Securities Laws. This Plan, the grant of Awards, the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Laws. In the event that the Shares are not registered under the Securities Act, or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.	No Shareholder Rights

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a Share certificate or other evidence of Share ownership to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate or other evidence of ownership is issued, except as otherwise specifically provided for in this Plan.

24.	No Employment Rights

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25.	Deferral

Payment of an Award may be deferred only if permitted in the Award Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

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IBERIABANK CORPORATION

2016 STOCK INCENTIVE PLAN

Appendix: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Performance Unit, and a Performance Compensation Award (including a cash incentive award), or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written or electronic document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or an Affiliate that contains a definition of “Cause,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Cause” shall have the meaning specified in such other agreement.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means, unless otherwise defined in an Award Agreement,

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this paragraph (a), of this definition the following acquisitions shall not constitute a Change in Control:

(i) any acquisition of securities directly from the Company,

A-14	2016 Proxy Statement

(ii) any acquisition of securities by the Company,

(iii) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv) any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under paragraph (c) of this definition; or

(b) Individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c) consummation of a reorganization, merger ,or consolidation (including a merger, or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph (c)(i) and paragraphs (c)(ii) and (c)(iii)shall include a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the above and solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references to specific Sections of the Code include the applicable regulations or guidance issued thereunder, as those may be amended from time to time.

“Common Stock” means the common stock of the Company.

2016 Proxy Statement A-15

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means IBERIABANK Corporation, a Louisiana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates, or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” refers to a condition under which a Participant -

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” has the meaning provided in Rule 3b-7 under the Exchange Act.

“Fair Market Value” means, as of any date (the “Determination Date”): (i) the closing price of a Share on the New York Stock Exchange, the NASDAQ Stock Market or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on a quotation system, (A) the mean between the reported high and low sale prices on the Determination Date during the regular daily trading session or, (B) if selling prices are not reported for the Determination Date, the mean between the closing representative bid and asked prices for the stock on the Determination Date as reported by such quotation system; or (iii) if such stock is not traded on the Exchange or quoted but is otherwise traded over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value as established in good faith by the Committee and in accordance with Section 409A of the Code.

A-16	2016 Proxy Statement

“Good Reason” means any of the following (without the Participant’s express written consent): (1) a material diminution in the Participant’s base salary as of the day immediately preceding the Change in Control or (2) the Company’s requiring the Participant to be based at any office or location more than 50 miles from Participant’s principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, the Participant shall not have the rights described in Section 13(c) in connection with a termination of his employment with Good Reason unless (a) within 30 days of the initial existence of the condition or conditions giving rise to such right the Participant provides written notice to the Company of the existence of such condition or conditions, and (b) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, the Participant must terminate his employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or an Affiliate that contains a definition of “Good Reason,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Good Reason” shall have the meaning specified in such other agreement.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Nonqualified Stock Option” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(a) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization, or organizational entity.

“Plan” means this IBERIABANK Corporation 2016 Stock Incentive Plan.

“Prior Plan” means the Company’s Amended and Restated 2010 Stock Incentive Plan and the 2008 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean the right to receive Shares granted pursuant to Section 8 of the Plan.

“Retirement” Unless otherwise provided in the Participant’s Award Agreement, means a person has attained the age of 65.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

2016 Proxy Statement A-17

“Securities Act” means of the Securities Act of 1933, as amended.

“Share Appreciation Right” or “SAR” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of Common Stock, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded as unrestricted shares as described in Section 8 of the Plan.

A-18	2016 Proxy Statement

200 West Congress Street

Lafayette, Louisiana 70501

337.521.4012

www.iberiabank.com

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2016.

Vote by Internet • Go to www.investorvote.com/IBKC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4 listed hereon.
+
1. Election of Directors:
Nominees for a three-year term expiring in 2019:
		01 - Elaine D. Abell	02 - Angus R. Cooper II	03 - William H. Fenstermaker	04 - Rick E. Maples

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐	3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

4. To approve the Company’s 2016 Stock Incentive Plan.	☐	☐	☐	5. In their discretion, on other business as may properly come before the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Annual Meeting Admission Ticket

Annual Meeting of

IBERIABANK Corporation Shareholders

May 4, 2016, 4:00 PM Central Time

Windsor Court Hotel

300 Gravier Street

New Orleans, Louisiana 70130

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — IBERIABANK Corporation

Notice of Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2016

Harry V. Barton, Jr. and E. Stewart Shea, III, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on May 4, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified. If no such directions are indicated, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before the time it is voted at the Annual Meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4 listed hereon.
+
1. Election of Directors:
Nominees for a three-year term expiring in 2019:
		01 - Elaine D. Abell	02 - Angus R. Cooper II	03 - William H. Fenstermaker	04 - Rick E. Maples

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐	3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

4. To approve the Company’s 2016 Stock Incentive Plan.	☐	☐	☐	5. In their discretion, on other business as may properly come before the Annual Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — IBERIABANK Corporation

Notice of Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2016

Harry V. Barton, Jr. and E. Stewart Shea, III, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on May 4, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified. If no such directions are indicated, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before the time it is voted at the Annual Meeting.

(Items to be voted appear on reverse side.)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2016.

Vote by Internet • Go to www.investorvote.com/IBKC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4 listed hereon.
+
1. Election of Directors:
Nominees for a three-year term expiring in 2019:
		01 - Elaine D. Abell	02 - Angus R. Cooper II	03 - William H. Fenstermaker	04 - Rick E. Maples

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐	3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

4. To approve the Company’s 2016 Stock Incentive Plan.	☐	☐	☐	5. In their discretion, on other business as may properly come before the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

EMPLOYEE STOCK OWNERSHIP VOTE AUTHORIZATION FORM

Solicited on behalf of the Trustee of the IBERIABANK Corporation Retirement Savings Plan

I understand that I have the right to direct the IBERIABANK Corporation Retirement Savings Plan (the “Plan”) trustee (the “Trustee”) to vote my proportionate interest in the common stock of IBERIABANK Corporation held in my Plan accounts. I have been advised that my voting instructions are solicited for the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana on Wednesday, May 4, 2016, at 4:00 p.m., Central Time, or an adjournment or postponement thereof (the “Annual Meeting”).

I hereby direct the Trustee to vote my shares as follows:

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

The Trustee is hereby directed to vote my proportionate interest in the common stock of IBERIABANK Corporation in my Plan account as indicated above. If I do not return this form in a timely manner, no instruction is specified or the form is returned signed without instruction, shares representing my interest in the Plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of Plan participants and beneficiaries.

I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Annual Meeting Proxy Statement, dated April 4, 2016. If you have any questions regarding your vote authorization, please contact Human Resources at (337) 521-4041.

IBERIABANK CORPORATION

CONFIDENTIAL IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

VOTING INSTRUCTIONS

SOLICITED ON BEHALF OF THE TRUSTEE OF THE

IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2016

Shares of common stock of IBERIABANK Corporation (the “Company”) are held by the Retirement Savings Plan (the “Plan”) in the participants’ accounts. In accordance with the Plan’s documents, shares of the Company’s common stock held by the Plan are eligible to be counted toward the shareholder vote at the Company’s Annual Meeting of Shareholders to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Wednesday, May 4, 2016, at 4:00 p.m., local time (the “Meeting”). Therefore, as a participant in the Plan with an investment in shares of Company common stock as of March 16, 2016, the record date for the Meeting, you are eligible to direct the vote of your proportionate share of the Company common stock held in the Plans.

The 2016 Annual Meeting Proxy Statement of the Company is available at http://www.iberiabank.com/proxy.

The Principal Trust Company is the trustee of the Retirement Savings Plan. The Trustee is directed to vote those shares of the Company common stock held in the Plan proportionately in accordance with the timely voting instructions it receives from participants. The Company has retained Computershare as its agent to receive the Plan Vote Authorization Forms completed by participants in the Plan and to tabulate the results.

The Trustee is forwarding the Confidential Plan Voting Instructions and Plan Vote Authorization Form so that you may convey your individual voting instructions to the Trustee on the matters to be considered at the Special Meeting and on such other business as may properly come before the Meeting or any adjournment thereof. The Company is not aware of any other business to be brought before the Meeting other than as set forth in the accompanying proxy statement. Your individual vote will not be revealed to the Company. In order to direct the voting of your proportionate share of the Company common stock held in the Plan, you must complete, sign and date the Plan Vote Authorization Form and return it in the accompanying postage-paid envelope to Computershare, the voting tabulator, at the following address: Computershare, P.O. Box 30170, College Station, Texas 77842-3170.

Your vote and the votes of other participants will be tallied by Computershare and the results provided to the Trustee who will:

1.         vote the shares held in the Plan on the proposals specified on the Plan Vote Authorization Form, based on the timely voting instructions they have received from participants; and

2.         vote the shares as to which participants have not given timely instructions in the same proportion as the shares for which they have received timely voting instructions to vote so long as such vote is solely in the interests of the participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company common stock held in the Plan will be voted on the proposals specified on the Plan Vote Authorization Form in the same proportion as the votes timely received from participants

If you have any questions regarding these Voting Instructions, please contact Human Resources at (337) 521-4041.

02AV2A